                                                                     EXHIBIT 2.1
               ________________________________________________


                            SHARE PURCHASE AGREEMENT


                                  BY AND AMONG


                      TERAYON COMMUNICATION SYSTEMS, INC.,


                THE SHAREHOLDERS SET FORTH IN SCHEDULE A HERETO,


                                      AND


                                  RADWIZ LTD.

                      __________________________________


                          Dated as of October 12, 1999

                      __________________________________



               ________________________________________________

---------------------------------------------------------------------------------------
                       Agreement
---------------------------------------------------------------------------------------
                       Schedule A
---------------------------------------------------------------------------------------
                       Schedule B                  OPTIONS EMPLOYEES
---------------------------------------------------------------------------------------
                       Schedule 3.2 (a)            (Radwiz Captable)
---------------------------------------------------------------------------------------
                       Schedule 3.2 (b)
---------------------------------------------------------------------------------------
                       Schedule 3.3 (d)
---------------------------------------------------------------------------------------
                       Schedule 3.5                FINANCIAL STATEMENTS
---------------------------------------------------------------------------------------
                       Schedule 3.6 (a)
---------------------------------------------------------------------------------------
                       Schedule 3.6 (b)
---------------------------------------------------------------------------------------
                       Schedule 3.6 (c)            Chief Scientist Grants
---------------------------------------------------------------------------------------
                       Schedule 3.7 (b)
---------------------------------------------------------------------------------------
                       Schedule 3.7 (c)
---------------------------------------------------------------------------------------
                       Schedule 3.9
---------------------------------------------------------------------------------------
                       Schedule 3.10               Material Equipment
---------------------------------------------------------------------------------------
                       Schedule 3.11               List of Inventory
---------------------------------------------------------------------------------------
                       Schedule 3.12
---------------------------------------------------------------------------------------
                       Schedule 3.13
---------------------------------------------------------------------------------------
                       Schedule 3.13 (b)
---------------------------------------------------------------------------------------
                       Schedule 3.14
---------------------------------------------------------------------------------------
                       Schedule 3.15
---------------------------------------------------------------------------------------
                       Schedule 3.16
---------------------------------------------------------------------------------------
                       Schedule 3.17
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                       Schedule 3.19 (a)
---------------------------------------------------------------------------------------
                       Schedule 3.19 (b)
---------------------------------------------------------------------------------------
                       Schedule 3.19 (c)
---------------------------------------------------------------------------------------
                       Schedule 3.19 (e)
---------------------------------------------------------------------------------------
                       Schedule 3.19 (f)
---------------------------------------------------------------------------------------
                       Schedule 3.20
---------------------------------------------------------------------------------------
                       Schedule 3.20 (b)
---------------------------------------------------------------------------------------
                       Schedule 3.21
---------------------------------------------------------------------------------------
                       Schedule 3.22
---------------------------------------------------------------------------------------
                       Schedule 3.23 (a) i
---------------------------------------------------------------------------------------
                       Schedule 3.23 (a) ii
---------------------------------------------------------------------------------------
                       Schedule 3.23 (a) iii
---------------------------------------------------------------------------------------
                       Schedule 3.26
---------------------------------------------------------------------------------------
                       Schedule 3.27
---------------------------------------------------------------------------------------
                       Schedule 3.31
---------------------------------------------------------------------------------------
                       Schedule 3.9
---------------------------------------------------------------------------------------
                       Schedule 4.4
---------------------------------------------------------------------------------------
                       Schedule 5.4
---------------------------------------------------------------------------------------

                           SHARE PURCHASE AGREEMENT
                           ------------------------

     SHARE PURCHASE AGREEMENT (this "Agreement") dated as of October 12, 1999, by and among TERAYON COMMUNICATION SYSTEMS INC., a Delaware corporation ("Terayon"), RADWIZ LTD., a company organized under the laws of the State of Israel (the "Company" or "RADWIZ"), Akiva Mayer (the "Shareholders Representative") and each of the persons set forth in Schedule A to this
                                                      ----------
Agreement (each, a "Seller" and, collectively, the "Sellers").

                                   RECITALS
                                   --------

     A. RADWIZ Ltd. is engaged principally in the development, manufacturing and marketing of telecommunication access products for the business market (the "Business"). The Company has its principal office at Building 7, Kiryat Atidim, Israel and shall by the Closing Date (as defined herein below) have issued _______ ordinary shares, NIS 0.10 nominal value per share (the "Ordinary Shares"), and 168,421 preferred shares, NIS 0.10 nominal value per share (the "Preferred Shares"). The Ordinary Shares and the Preferred Shares are collectively referred to herein as the "Shares." The Company has also granted 44,185 vested options to acquire 44,185 ordinary shares of the Company under the Plans, as defined herein below (hereafter the "Vested Options")

     B. The Sellers collectively own all the issued and outstanding Ordinary Shares and Preferred Shares of the Company. Each Seller's Ordinary Shares and Preferred Shares are referred to in this Agreement as such "Seller's Shares" and collectively as the "Sellers' Shares."

     C. Terayon is a Delaware corporation with its principal office located at 2952 Bunker Hill Lane, Santa Clara, CA 95054.

     D. Terayon desires to acquire all of the Sellers' Shares and each of the Sellers desires to sell such Seller's Shares to Terayon.

     E. Terayon, RADWIZ and the Trustee for the Options Plans (defined herein below), wish to make certain adjustments to the rights of grantees under the RADWIZ Share Incentive Plan (1997) and the rights of the grantees under the RADWIZ Ltd. Affiliates Key Employee Share Incentive Plan (1998) (hereafter jointly referred to as the "Plans" and the Option Holders jointly referred to as the "Option Holders"), providing that subject to the closing of this Agreement, the Option Holders shall upon the exercise of each option to purchase one ordinary share of RADWIZ (each an "Option" and collectively the "Options") receive shares of Common Stock of Terayon in lieu of RADWIZ ordinary shares, all as provided for herein below. The shares of Terayon Common Stock issued on the exercise of Vested Options shall constitute part of the Purchase Consideration (as defined below) and shares of Common Stock issued on the exercise of non-Vested Options (options which vest after 1 January, 2000) shall not constitute part of the Purchase Consideration but shall be issued by Terayon in addition to the Purchase Consideration.

     F. The Sellers, RADWIZ and Terayon desire to make certain representations and warranties and other agreements in connection with the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


                                   ARTICLE I
                               TERMS OF PURCHASE
                               -----------------

     SECTION 1.1.       Purchase and Sale.
                        -----------------

     (a) Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), each Seller shall sell, transfer, assign, convey and deliver to Terayon, and Terayon shall purchase from each Seller such Seller's Shares, in each case, free and clear of all Liens. The closing of the purchase and sale (the "Closing") shall take place at the offices of Cooley Godward LLP, One Maritime Plaza 20/th/ Floor, San Francisco, California 94111 at 10:00 a.m., on November 15, 1999 or such other business day that all the conditions set forth in Section 6 have been satisfied or waived, or on such other date, time and place as the parties may mutually agree (the "Closing Date"). At the Closing, the Sellers shall cause the Company to deliver to Terayon one or more share certificates representing the Shares (collectively, the "New Share Certificates"), and Terayon shall (i) issue 950,000 shares of Common Stock of Terayon (less such number of shares of Terayon Common Stock the value of which shall be equal to the cash payment, as provided for in the last sentences of Section 2.1 below) to the Sellers' Representative for distribution to the Sellers and the Trustee (to hold in trust as provided in Section 1.1 (b) below), all in accordance with the column in Schedule A captioned "Closing
                                       ----------
         Consideration", and (ii) issue 50,000 shares of Common Stock of Terayon to the Escrow Agent, which taken together represent the aggregate Purchase Consideration payable to the Sellers hereunder. Terayon shall register the shares of Common Stock under the Securities Act as soon as possible after the Closing Date so that the shares that constitute the Purchase Consideration are tradable and are not subject to any lock up provision, except as set for the herein with respect shares issued to the Trustee.

     (b) Immediately following the Closing, Terayon shall cause RADWIZ to amend its Plans to provide, inter alia, that on the exercise of each Option, shares of Common Stock of Terayon shall be issued in lieu of ordinary shares of RADWIZ in accordance with the exchange ratio applicable to ordinary shares hereunder and shall further provide that the shares which derive from the exercise of Vested Options shall be transferable by the Trustee to the Option Holders: (i) free of any "Back-Purchase" rights as described in the Plans; (ii) without such transfer being contingent on an IPO and (iii) all as if the shares were issued to the Option Holder as though such Option Holder were one of the Selling Shareholders under this Agreement (iv) but subject to the one year lock-up period described in Section 6.2(c) hereafter. The Trustee shall hold the shares of Common Stock issued and delivered to the Trustee in accordance with the provisions of Section 1.1 above and all other rights that derive therefrom according to This Agreement, in trust for the Option Holders who have Vested Options. Upon the exercise of a Vested Option, the Trustee shall transfer to the exercising Option Holder, subject to all the terms of the Plan, that number of shares of Terayon Common Stock due under the Amended Plans, together with a pro rata portion of the Additional Consideration, if any, which may be paid out in respect of that number of shares of Common Stock

     (c) Subject to the consummation of the transactions set forth in this Agreement, Terayon shall issue to the Trustee, from time to time, additional shares of Common Stock, in respect of Options which shall vest to the Option Holders after January 1, 2000.

     (d) In order to comply with the reporting obligations under this Agreement, prior to the Measurement Date, any holder of Vested Options that wishes to sell shares of Terayon Common Stock that derive from the exercise of Options, shall do so through the Trustee and the Trustee shall give the sale reports as required under Article II hereof.

     SECTION 1.2.  Further Assurances. If, at any time after the Closing Date,
                   ------------------
Terayon shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are reasonably necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in Terayon, its right to, and title or interest in, the Shares or (b) otherwise to carry out the purposes of this Agreement, Terayon shall so advise the Sellers' Representative in writing, and the Sellers thereupon shall execute and deliver all such deeds, bills of sale, assignments and assurances and do all such other acts and things reasonably necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under the Shares, and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II
              PURCHASE CONSIDERATION; OTHER CLOSING DATE PAYMENTS
              ---------------------------------------------------

     SECTION 2.1.  Purchase Consideration. The Purchase Consideration for the
                   ----------------------
Shares shall be 1,000,000 shares of Common Stock of Terayon (the "Purchase Consideration"). On the Closing Date, Terayon shall pay the Purchase Consideration by: (i) issuing to the Sellers and the Trustee an aggregate of 950,000 shares of Common Stock; and (ii) depositing with the Escrow Agent fifty thousand (50,000) shares of Common Stock which shall be held in the Escrow Fund and which shall be available to satisfy the indemnification obligations as provided in Section 8. Terayon may elect to pay up to $250,000 of the Purchase Consideration in cash rather than in Common Stock. In the event that Terayon shall so elect, the number of shares of

Common Stock which shall be issued to the Sellers shall be reduced proportionately, based on the Nasdaq closing price of the Terayon Common Stock on the last business day immediately prior to the Closing Date

     SECTION 2.2.  Method of Share Transfer. The Transfer of shares of Common
                   ------------------------
Stock as set forth in Section 2.1 above shall be made by Terayon to the Sellers' Representative on the Closing Date. Each Seller shall receive a share certificate in its name for all of the Seller's shares of Common Stock, other than those shares deposited with the Escrow Agent.

     SECTION 2.3.  Shareholder Waivers. Each Seller hereby waives and releases,
                   -------------------
effective as of the Closing, any and all rights, claims and causes of action assertable against the Company in respect of its Share ownership and any and all agreements between such Shareholder and the Company, which agreements shall automatically terminate as of the Closing Date. Such waiver does not detract however from the rights of the Trustee under any agreement with the Company, or of any Seller who is an employee of the Company under the employee's employment agreement with the Company, or under the Plans, as amended by this Agreement.

     SECTION 2.4   The Measurement Date and Additional Consideration.
                   -------------------------------------------------

     Subject to the terms below, in the event and only in the event that the Measurement Date Share Price (as defined below) is less than $50, Terayon shall, within seven days following the first anniversary of the Closing (the "Measurement Date"), pay, to each of the Sellers additional consideration (the "Additional Consideration") which shall be calculated for each separate Seller as follows:

     (a) Shares Held by Seller on the Measurement Date. For the shares of Common
         ---------------------------------------------
         Stock held by the Seller on the Measurement Date which were received as part of the Purchase Consideration and which have not been sold since the transfer of the Purchase Consideration, the Seller shall be paid a sum equal to: (i) the aggregate number of such shares of Common Stock held on the Measurement Date multiplied by (ii) the difference between $50 and the Measurement Date Share Price; and

     (b) Shares Sold by Seller prior to the Measurement Date. If the Seller has
         ---------------------------------------------------
         sold shares received as part of the Purchase Consideration for an average price per share of $50 (the average price per share shall be the aggregate consideration received, before broker or other fees and commissions, divided by the total number of shares sold by such Seller), then the Seller shall not be entitled to any Additional Consideration in respect of those shares sold prior to the Measurement Date. If, however, the average price per share received by the Seller for shares which were received as part of the Purchase Consideration and which were sold prior to the Measurement Date is less than $50 per share, then in respect of the shares of Common Stock received as part of the Purchase Consideration and sold by the Seller prior to the Measurement Date, the Seller shall be paid the lower of the following
                                                        -----
         two amounts: (i) the difference between (x) the aggregate consideration received on the sale of the shares of Common Stock and (y) an amount equal to $50 per share multiplied by the number of shares sold prior to the Measurement Date; or (ii) the amount which the Seller would have received in accordance with Subsection (a) above were the Seller to have retained the shares until the Measurement Date.

     (c) The Measurement Date Share price. The Measurement Date Share Price
         --------------------------------
         shall be the lower of: (i) the average of the closing sale prices of the shares of Common Stock as reported on the Nasdaq National Market for the thirteen (13) consecutive trading days immediately prior to the Measurement Date; or (ii) the average of the closing sale prices of the shares of Common Stock as reported on the Nasdaq National Market for the three (3) consecutive trading days immediately prior to the Measurement Date.

     (d) Terayon shall be entitled to pay the above Additional Consideration in cash, or by issuing to the Sellers an additional number of shares of Common Stock registered under the Securities Act without being subject to lock up provisions (such registration being substantially identical with the registration provisions provided for with regard to the shares included in the Purchase Consideration, except that the Registration Statement shall only be kept effective for four quarters) or any combination thereof, with the form of such payment, being solely at Terayon's discretion. If any part of the payment is made in shares, the number of additional shares issued shall be calculated based on the Measurement Date Share Price.

     (e) Notwithstanding anything to the contrary in this Agreement, if at any time during the period beginning on the later of: (i) the Closing Date or (ii) the date on which all the shares included in the Purchase Consideration are registered under the Securities Act without being subject to any lock-up provisions and ending on the Measurement Date, the average closing sale price for ten (10) consecutive trading days for a share of Common Stock as reported on the Nasdaq National Market is equal to or greater than Sixty US Dollars ($60) per share, no Additional Consideration shall be paid to the Sellers and further provided that the S-3 Registration Statement filed to register the Purchase Consideration is effective for such ten consecutive day trading period.

     (f) To remove all doubt, the Option Holders who hold vested RADWIZ Options under the Plans shall have the right to receive Additional Consideration, if due, and for this purpose shall be treated as Sellers. Additional Consideration, if due, shall be paid out to the Trustee of the Plans to hold on behalf of any Option Holder who has not exercised his vested RADWIZ Options, or has not sold the shares that derive from the exercise of the Options. The Option Holders who have sold shares which derive from the exercise of vested Options, shall receive directly any Additional Consideration, if due.

     (g) If the shares which constitute the Purchase Consideration are not registered under the Securities Act without being subject to any lock-up provisions (other than any restriction applicable to the Option Holders) within 30 days of the Closing Date, the Measurement Date will at the Shareholders Representative's request be deferred to the first anniversary of the date upon which the shares shall be registered under the Securities Act without being subject to any lock-up provisions. The Shareholder's Representative's request to defer the Measurement Date must be made within 7 business days of the receipt of notice from Terayon that the shares of Common Stock have been registered under the Securities Act without being subject to any lock-up provisions (other than any restriction applicable to the Option Holders).

     (h) For purposes of this Section 2.4, each Seller shall provide Terayon with a quarterly report detailing the number of shares sold in the previous quarter and the average sale price for the shares. At Terayon's request, the Sellers shall provide Terayon with satisfactory information to verify the quarterly reports.

     (i) The Sellers shall not enter into any derivative transactions with respect to shares of Common Stock of Terayon, such as short sales, hedges or put options, in the last thirteen trading days immediately prior to the Measurement Date, unless they have received the prior written consent of Terayon. Apart from this restriction, Sellers shall be entitled to enter into derivative transactions without having to notify Terayon.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                 OF THE SELLERS
                                 --------------

     Each of the Sellers severally but not jointly represents and warrants to Terayon and each such representation and warranty shall be true and correct as of the date hereof and as of the Closing Date:

     SECTION 3.1.  Organization. The Company is a corporation duly organized,
                   ------------
validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority and all necessary governmental approval to carry on its business as it has been and is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing, would not have a Material Adverse Effect on the Company.

     SECTION 3.2.  Capitalization; Options and Other Rights.
                   ----------------------------------------

          (a) The total registered share capital of the Company is NIS 100,000 divided into: (i) 700,000 Ordinary Shares each of nominal value NIS 0.10, and (ii) 300,000 Preferred Shares each of nominal value NIS 0.10. The Company has issued 336,501 Ordinary Shares and anticipates that on the Closing Date the total number of issued Ordinary Shares shall be 365,804 Ordinary Shares. The Shareholder's Representative shall notify Terayon on the Closing Date if the number of issued Ordinary Shares is not as anticipated and shall submit an amended Schedule A based on the actual number of Ordinary Shares on the Closing Date. Under the Plans various Option Holders have rights to acquire Ordinary Shares of the Company. The total number of Options granted under the Plans is 75,095 Options to acquire 75,095 Ordinary Shares. Of this number, 44,185 Options shall have vested on or prior to January 1, 2000 and the remaining 30,910 Options shall be unvested Options on

January 1, 2000. All the Ordinary Shares have been duly and validly authorized and issued and are fully paid and nonassessable and any Ordinary Share when issued in accordance with the terms of any Plan, share option or similar agreement to which the Company is a party will be duly and validly authorized and issued and fully paid and nonassessable. The Company has issued 168,421 Preferred Shares and these Preferred Shares have been duly and validly authorized and issued and are fully paid and nonassessable. None of the Shares has been issued, and none of the Ordinary Shares when issued in accordance with the terms of any Plan or Option Agreement will be issued, in violation of the preemptive rights of any shareholder of the Company. The Ordinary Shares and the Preferred Shares were issued, and the Ordinary Shares to be issued upon exercise of the Options will be issued, in compliance in all material respects with all applicable laws and regulations. Each of the Persons listed on Schedule 3.2(a),
                                                               ---------------
owns or has the option to purchase, convert securities into or exercise warrants or options for the number of Ordinary Shares, Preferred Shares or any other capital stock of the Company set forth therein.

          (b) Except as set forth in Schedule 3.2(b), there are no existing
                                     ---------------
agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or granting to the Company any interest in or the right to purchase or otherwise acquire from any Person, at any time, or upon the occurrence of any stated event, any securities of the Company, whether or not presently issued or outstanding, nor are there any outstanding securities of the Company or any other entity which are convertible into or exchangeable for other securities of the Company, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from the Company any securities so convertible or exchangeable. Except as set forth in Schedule 3.2(b) there are no proxies, agreements or understandings with respect to the voting of the Shares.

     SECTION 3.3.   Authority.
                    ---------

     The representations and warranties made in this Section 3.3 are made severally by each Seller with regard to itself, and no Seller shall be liable for the representations and warranties made by any other Seller.
          (a) Each Seller that is not a natural person warrants and represents with regard to itself that it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority and all necessary governmental approval to conduct its business as now being conducted. Each Seller warrants and represents with regard to itself that it has full power and, in the case of each Seller that is not a natural person, authority to execute, deliver and perform this Agreement and the transactions contemplated hereunder to be performed by it. The execution, delivery and performance of this Agreement by each Seller that is not a natural person has been duly authorized and approved by all necessary corporate or other action and no corporate or other proceedings on the part of such Seller are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Seller and is the legal, valid and binding obligation of each Seller, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (b) The execution, delivery and performance of this Agreement by each Seller that is not a natural person and the consummation by it of the transactions contemplated hereunder do not, and will not, violate or conflict with any provision of the charter, by-laws or other organizational documents of such Seller. There is no liquidation payment or preference that is, or will be, due and owing to any Seller or any other Person pursuant to the Articles of Association of the Company in connection with the transactions contemplated hereby and the payment to each Seller of its Ratable Share of the Purchase Consideration in consideration for such Seller's Shares does not, and will not, violate or conflict with any provision of the Articles of Association of the Company, other than the rights of first refusal which all Sellers waive by their respective signatures to this Agreement. The execution, delivery and performance of this Agreement by each Seller and the consummation by it of the transactions contemplated hereunder do not, and will not, (i) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency applicable to such Seller except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on such Seller, or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation to which such Seller is a party or by which any of its properties may be bound, except (i) for the Israeli Regulatory Approvals and (ii) for violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (c) The execution, delivery and performance of this Agreement by each Seller does not, and the consummation of the transactions contemplated hereunder by each Seller will not, on the part of such Seller require any consent, approval, authorization or permission of, or filing with or notification to any governmental or regulatory authority, domestic or foreign, except for (i) Israeli Regulatory Approvals and (ii) any such consent, approval, authorization, permission, notice or filing which if not obtained or made by such Seller could not reasonably be expected to have a Material Adverse Effect on such Seller.

          (d) Each Seller owns the number of Shares set forth opposite the name of such Seller in Schedule A under the columns captioned "Number of
                       ----------
Ordinary Shares" and "Number of Preferred Shares" free and clear of all Liens except as set forth in Schedule 3.3(d) and such Seller shall as of the Closing Date not have any rights to acquire any additional Shares or any other capital stock of the Company.

          (e) This Agreement and the transactions contemplated hereunder has been duly authorized and approved by all necessary corporate or other action on the part of the Company and, except for any Israeli Regulatory Approvals, no corporate or other proceedings or other governmental approvals on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereunder. The performance of the actions under this Agreement and the consummation of the transactions contemplated hereunder do not, and will not, violate or conflict with any provision of the Memorandum of Association or Articles of Association of the Company. Subject to obtaining the Israeli Regulatory Approvals, the consummation by the Sellers of the transactions contemplated hereunder do not, and will not, (i) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency applicable to the Company, except, in each case, for violations which, individually or in the aggregate, will not have a Material Adverse Effect on the Company, taken as a whole, or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation to which the Company is a party or by which any of its properties may be bound, except for violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, taken as a whole. The consummation of the transactions contemplated hereunder will not, require on the part of the Company any consent, approval, authorization or permission of, or filing with or notification to any governmental or regulatory authority, domestic or foreign, except for (i) any Israeli Regulatory Approvals and (ii) any such consent, approval, authorization, permission, notice or filing which if not obtained or made could not reasonably be expected to have a Material Adverse Effect on the Company.

          (f) All the issued and outstanding Ordinary Shares and Preferred Shares of the Company are owned by the Sellers. After giving effect to the consummation of the transactions contemplated hereby and the adjustment to the Plans whereby Option Holders will receive shares of Common Stock on the exercise of their Options, Terayon will own all the issued and outstanding Ordinary Shares and Preferred Shares of the Company.

          (g) Each Option Holder beneficially owns the number of Vested Options set forth opposite the name of such Option Holder in Schedule B under
                                                             ----------
the column captioned "Number of Vested Options" free and clear of all Liens. Following the adjustment to the Plans and the exercise of the Vested Options (including any withholding or deduction by the Company required thereby as payment of the exercise price for such Ordinary Shares), each Option Holder will beneficially own the number of shares of Common Stock set forth opposite the name of such Option Holder in Schedule B under the column captioned "Number of
                              ----------
Common Stock After Exercise". Each Option Holder will sign a lock-up undertaking pursuant to which 50% of the shares of Common Stock which such Option Holder is entitled by virtue of such Option Holder's Vested Options, shall be locked up for a period of one year from the Closing Date and the balance will not be subject to any lock up provisions.

   SECTION 3.4. Charter Documents. The Company has previously furnished to
                -----------------
Terayon a true, complete and correct copy of the Memorandum of Association and Articles of Association of the Company and each of the foregoing documents is in full force and effect. The Company is not in violation of any provision of its charter documents.

   SECTION 3.5. Financial Statements.
                --------------------

       (a) True and complete copies of the following financial statements of the Company (the "Financial Statements") are attached hereto Schedule 3.5:
                                                                ------------

          (i) audited consolidated balance sheets of the Company as of December 31, 1998 (the "1998 Balance Sheet") certified by Arthur Andersen Israel (Luboschitz Kasirer) and as of December 31, 1997, certified by Schwartz, Lere Dubshani and Somech Haikin;

          (ii) audited consolidated statements of operations and cash flows of the Company for the fiscal years ended December 31, 1998 certified by Arthur Andersen Israel (Luboschitz Kasirer) and December 31, 1997, certified by Schwartz, Lere Dubshani and Somech Haikin;

          (iii) the unaudited consolidated balance sheet of the Company as of June 30, 1999; and

          (iv) the unaudited consolidated statement of operations and cash flows of the Company for the six month period ended June 30, 1999.

       (b) The Financial Statements were prepared in accordance with Israeli Generally Accepted Accounting Principles (except in the case of the unaudited financial statements, for normal and recurring year-end adjustments and the omission of footnote information) and were prepared on the basis of the books and records of the Company (in each case, as of the date of such Financial Statements) and present fairly, in all material respects, the financial position of the Company and as of the dates thereof and the results of its operations and changes in cash flows and stockholders' equity for the periods then ended.

   SECTION 3.6. Absence of Undisclosed Liabilities.
                ----------------------------------

       (a)      Except as disclosed on Schedule 3.6(a) or as set forth in the
                                       ---------------
notes to the Financial Statements, the Company has no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) which is in excess of amounts shown or reserved therefor in the Financial Statements other than (i) liabilities or obligations not required under Israeli Generally Accepted Accounting Principles on a basis consistent with that of preceding accounting periods to be reported on or reserved in, or reflected in the notes to, such Financial Statements and (ii) liabilities or obligations incurred after the date of the 1998 Balance Sheet incurred in the ordinary course of business and consistent with past practice.

       (b)      Except as disclosed on Schedule 3.6(b), the Company does not
                                       ---------------
have any material Indebtedness.

       (c)      Except as disclosed in Schedule, 3.6(c), the Company has not
                                       ----------------
applied for or received any grant or allowance which the Company is not liable, or may in the future become liable, to be repaid.

   SECTION 3.7.    Operations and Obligations
                   --------------------------

          (a) Since December 31, 1998, there has been no event or condition that has had or could reasonably be expected to have a Material Adverse Effect on the Company (other than as a result of (i) general economic conditions, or (ii) the announcement of, or actions taken by the parties as required hereunder in order to consummate, the transactions contemplated hereunder).

          (b)      Except (i) as set forth in Schedule 3.7(b) and (ii) for
                                              ---------------
actions required to be taken hereunder or approved in advance thereof by Terayon in writing, since December 31, 1998, the Company has conducted its business only in the ordinary course and consistent with past practice.

          (c)      Except (i) as set forth in Schedule 3.7(b) and (ii) for
                                              ---------------
actions required to be taken hereunder or approved in advance thereof by Terayon in writing, since December 31, 1998, the Company has not taken any of the following actions:

               (i)       amended or otherwise changed its charter documents;

               (ii) issued or sold or authorized for issuance or sale, or granted any options or made other agreements with respect to, any shares of its capital stock or any other of its securities, except for those provisions of the agreements which the Sellers' Representative and the Escrow Agent specifically contemplated herein which provisions are in furtherance of this Agreement;

               (iii) declared, set aside, made or paid any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

               (iv) reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital Stock;

               (v) incurred any Indebtedness or issued any debt securities or assumed, guaranteed or endorsed, or otherwise became responsible for, the obligations of any Person, or made any loans or advances, except in the ordinary course of business and consistent with past practice;

          (vi) (A) acquired (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (B) entered into any contract or agreement (or series of related contracts or agreements) resulting in obligations of the Company in excess of $100,000 other than in the ordinary course of business, consistent with past practice; (C) authorized any capital commitment which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $250,000; or (D) entered into or amended any contract, agreement, commitment or arrangement with respect to any matter set forth in Section 3.7(c)(v) or this Section 3.7(c)(vi);

          (vii) mortgaged, pledged or subject to Lien, any of its assets or properties or agreed to do so, except for Permitted Liens;

          (viii) assumed, guaranteed or otherwise became responsible for the obligations of any other Person or agree to so do;

          (ix) entered into, agreed to enter into or terminate (prior to the expiration date thereof) any employment agreement;

          (x) (A) increased the compensation or benefits payable or to become payable to its officers or employees, except for increases in the ordinary course of business and in accordance with past practices; (B) granted any severance or termination pay to, or enter into any severance agreement with any director, officer or other employee of the Company, or (C) established, adopted, entered into or amended any collective bargaining, bonus, profit sharing, thrift compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust fund, policy or arrangement for the benefit of any such director, officer or employee;

          (xi) taken any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables);

          (xii) made any Tax election or settled or compromised any material federal, state, local or foreign income Tax liability;

          (xiii) settled or compromised any pending or threatened suit, action or claim which is material or which relates to any of the transactions contemplated by this Agreement;

          (xiv) paid, discharged or satisfied any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the 1998 Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

               (xv) except in connection with the sale of the Company's products in the ordinary course of business and consistent with past practice, sold, assigned, transferred, licensed, sublicensed, pledged or otherwise encumbered any of the Intellectual Property; Rights; or

               (xvi) announced an intention, committed or agreed to do any of the foregoing.

     SECTION 3.8.   Properties.
                    ----------

          (a) The Company has good and valid title to all its properties and assets (other than Intellectual Property Rights and patents to the extent qualified by Section 3.19 hereof) reflected on the 1998 Balance Sheet or acquired after the date thereof except for (i) properties and assets sold or otherwise disposed of in the ordinary course of business since the date of such 1998 Balance Sheet, (ii) leasehold interests, in which event the Company has a valid leasehold interest and (iii) properties and assets which individually or in the aggregate are not material to the operations of the business of the Company.

          (b)       The Company does not own any real property.

     SECTION 3.9.   Leases. Schedule 3.9 lists all outstanding leases, both
                    ------  ------------
capital and operating, or licenses, pursuant to which the Company has (i) obtained the right to use or occupy any real or personal property (other than intellectual property licenses) where the value of such personal property exceeds $20,000 in the case of any single lease or $50,000 in the aggregate (in each case exclusive and inclusive of renewals), or (ii) granted to any other Person the right to use any property described on Schedule 3.10.
                                                  -------------

     SECTION 3.10.  Assets.
                    ------

          (a)       Schedule 3.10 lists each material item of machinery,
                    -------------
equipment, furniture, vehicles or other personal property owned by the Company having an original cost of $15,000 or more.

          (b)       Except as set forth in Schedule 3.10, the assets and
                                           -------------
properties owned or leased by the Company constitute all the material assets and properties used by the Company in the operation of its business (including all books, records, computers and computer programs and data processing systems but excluding Intellectual Property Rights and patents) and are in good and serviceable condition (subject, in each case, to normal wear and tear and obsolescence and except for assets the book value of which does not exceed $10,000 in the aggregate) and are suitable for the uses for which intended.

     SECTION 3.11.  Accounts Receivable;
                    --------------------

          (a) All accounts receivable of the Company are valid obligations of the customers and have arisen from bona fide transactions in the ordinary course of the Company's business; (ii) are not subject to discount except for normal cash and immaterial trade discount and (iii) are current. The amount carried for doubtful accounts and allowances accrued on the books of the Company is sufficient to provide for any losses that may be sustained on realization of the accounts receivable of the Company.

       (b) The inventories (and any reserves established with respect thereto) of the Company as of August 31, 1999 are described in Schedule 3.11.
                                                               -------------
All such inventories (net of any such reserves) are properly included in the Financial Statements in accordance with GAAP and, are of such quality as to be useable and saleable in the ordinary course of business (subject, in the case of work-in-process inventory, to completion in the ordinary course of business) and are reflected in the books and records of the Company at the lower of cost (based on a first-in-first-out basis) or market value. Such inventories are located at the locations set forth in Schedule 3.11.
                                      -------------

   SECTION 3.12     Customers and Suppliers. Except as set forth in Schedule
                    -----------------------                         --------
3.12, no customer of the Company which individually accounted for more than 5%
----
of the Company's gross revenues during the 12-month period preceding the date hereof has terminated any agreement with the Company. During the 12-month period preceding the date hereof, no material supplier of the Company has indicated that it will stop, or decrease the rate of, supplying materials, products or services to the Company.

   SECTION 3.13.    Contracts.
                    ---------

       (a)     Schedule 3.13 lists any of the following not otherwise listed on
               -------------
any other schedule:

               (i) each written contract or commitment which creates an obligation on the part of the Company in excess of $10,000;

               (ii) each written debt instrument including, without limitation, any loan agreement, line of credit, promissory note, security agreement or other evidence of indebtedness, where the Company is a lender, borrower or guarantor, in a principal amount in excess of $15,000;

               (iii) each written contract or commitment restricting the Company from engaging in any line of business;

               (iv) each written contract containing a change of control provision;

               (v) each written contract or commitment in excess of $10,000 to which the Company is a party for any charitable contribution;

               (vi) each written joint development, joint venture or partnership agreement to which the Company is a party;

               (vii) each written agreement to which the Company is a party with respect to any assignment, discounting or reduction of any receivables of the Company;

               (viii) each written distributorship, sales agency, sales representative, reseller or marketing, value added reseller, original equipment manufacturing, technology transfer, source code license agreement and any other agreements containing or restricting the right to sublicense software and/or technology, in each case, to which the Company is a party;

               (ix) each agreement, option or commitment or right, held by, any third party to acquire any assets or properties, or any interest therein, of the Company, except for contracts for the sale of inventory, machinery or equipment in the ordinary course of business;

               (x) each written employment or consulting contract entered into by the Company (i) with any key employee of or key consultant to the Company, (ii) involving a term of more than one year, (iii) providing for payments by the Company in excess of $10,000 per year or (iv) which materially differs from the standard form of employment or consulting contract previously provided by the Company to Terayon;

               (xi) each supply agreement to which the Company is a party that the Company could not readily replace without a Material Adverse Effect on the Company; and

               (xii) all arrangements and agreements with the Office of the Chief Scientist, the Investment Center of the State of Israel, the Marketing Incentive Fund.

       (b)     Except as set forth on Schedule 3.13, (i) there are no oral
                                      -------------
contracts or commitments of the types described in this Section 3.13 which
                                                        ------------
create an obligation on the part of the Company, which contracts or commitments are individually in excess of $20,000 or in the aggregate exceed $100,000, (ii) there are no contracts or commitments between the Company and any Affiliate, and
(iii) there are no contracts, commitments or arrangements with any employee or the Company which require a penalty, compensation or other payment as a result of the transactions contemplated hereby in the event of the termination of such contract, commitment or arrangement on or following the Closing Date.

   SECTION 3.14.    Absence of Default. Except as set forth in Schedule 3.14,
                    ------------------                         -------------
each of the leases, contracts and other agreements listed or required to be listed in Schedules 3.9, 3.13, 3.19 and 3.22 that create obligations on any Person in excess of $20,000 constitutes a valid and binding obligation of the parties thereto and is in full force and effect and will continue in full force and effect after giving effect to the Closing, in each case, without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without notice to, the consent, approval or act of, or the making of any filing with, any other Person in connection with the Closing. The Company has fulfilled and performed its obligations under each such lease, contract or other agreement to which it is a party to the extent such obligations are required by the terms thereof to have been fulfilled or performed through the date hereof, except where the failure to fulfill and perform would not have a Material Adverse Effect on the Company, and the Company is not, and, except as set forth in Schedule 3.14, the Company is not alleged in
                                    -------------
writing to be, in breach or default under, nor, except as set forth in Schedule
                                                                       --------
3.14, is there or is there alleged in writing to be any cause for termination
----
of, any such lease, contract or other agreement. No other party to any such lease, contract or other agreement has breached or defaulted thereunder. No event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or by any such other party. The Company is not currently renegotiating any such lease, contract or other agreement or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each such lease, contract or other agreement and any amendments thereto have heretofore been delivered to Terayon.

   SECTION 3.15.    Insurance. Schedule 3.15 sets forth a list of all policies
                    ---------  -------------
of insurance maintained, owned or held by the Company as of the date hereof, and a brief description of any outstanding claims under any of such insurance policies. The Company shall use all commercially reasonable efforts to keep such insurance or comparable insurance in full force and effect through to the Closing Date. The Company has complied in all material respects with each such insurance policy to which it is a party and has not failed to give any notice or present any claim thereunder in a due and timely manner, other than instances which, individually or in the aggregate, would not result in a Material Adverse Effect on the Company. The full policy limits (subject to deductibles provided in such policies) are available and unimpaired under each such policy and no insurer under any of such policies has a cause to void such policy on grounds of non-disclosure on the part of the Company thereunder. As the Company is generally insured as an affiliate of the RAD group, the insurance policies will terminate on the Closing Date

   SECTION 3.16     Financial Projections. The Company has made available to
                    ---------------------
Terayon certain financial projections with respect to the business of the Company as set forth in Schedule 3.16 which projections were prepared by the
                        -------------
Company based upon the assumptions reflected therein and Terayon acknowledges that the projections of the Company were prepared by the Company based upon such assumptions. The Sellers make no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved or otherwise, it being understood and acknowledged by Terayon that the only representation and warranty made by each Seller with respect to such projections is that such projections were prepared by the Company in good faith and are based on assumptions believed by the Company to be reasonable but no assurance is given that such projections will be realized.

   SECTION 3.17     Litigation. Except as set forth in Schedule 3.17, (a)
                    ----------                         -------------
there are no actions, suits, arbitrations, legal or administrative proceedings or investigations pending or, to the Best Knowledge of the Sellers, threatened against the Company; and (b) neither the Company nor any assets, properties or business of the Company, is subject to any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal. Except as set forth in Schedule 3.17, the
         -------------

Company is not the plaintiff in any such proceeding and the Company is not contemplating commencing legal action against any other Person.

   SECTION 3.18.    Compliance with Law
                    -------------------

          (a) The Company has complied in all material respects with, and is not in violation of, in any material respect, any law, ordinance or governmental rule or regulation (collectively, "Laws") which is material to the business of the Company; and

          (b) the Company has obtained all licenses, permits, certificates or other governmental authorization, (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business as currently conducted other than Authorizations (i) which are ministerial in nature and which the Company has no reason to believe would not be issued in due course and (ii) which, the failure of the Company to possess, would not subject the Company to penalties other than fines not to exceed $10,000 in the aggregate ("Immaterial Authorizations"); and

          (c) the Company has not received notice of a material violation of, or knows of any material violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business (other than Immaterial Authorizations).

   SECTION 3.19.    Intellectual Property.
                    ---------------------

       (a) The Company owns, or is validly licensed or otherwise has the right to use, all trademarks, trade secrets, trading rights, trade names, trade name rights, service marks, service marks rights and copyrights which are material to the conduct of the business of the Company (the "Intellectual Property Rights"). Schedule 3.19(a) contains a list of (i) patents and patent
                   ----------------
applications, (ii) trademark registrations and applications and (iii) copyright registrations and applications owned by the Company.

       (b)     Other than as disclosed on Schedule 3.19(b), the Company has not
                                          ----------------
interfered with, infringed upon, misappropriated or otherwise come into conflict with any patents and Intellectual Property Rights of any other Person. Except as disclosed on Schedule 3.19(b), neither the Company nor any of its directors,
             ----------------
officers or employees has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property Rights, patents or other proprietary information of any other Person) which has not been settled or otherwise fully resolved. To the best knowledge of the Company, except as disclosed in Schedule 3.19(b), no
                                                          ----------------
other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights, patents or other proprietary information of the Company.

       (c)     Except as disclosed on Schedule 3.19(c), assuming that Terayon
                                      ----------------
continues to operate the business of the Company as presently conducted, neither the Company's nor Terayon's use of the Intellectual Property Rights or other proprietary information which is material to the conduct of the business by the Company will be restricted by, interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property Rights or patents of any third party including by virtue of any change of control or prohibition of assignment provisions in agreements between the Company and any third party.

       (d) Each employee, consultant, officer, director and contractor who has materially contributed to or participated in the creation or development of any Intellectual Property on behalf of the Company, or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which the Company is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company, or such predecessor in interest, as applicable, all right, title and interest in such material, a copy of which assignment or agreement to assign has been made available to Terayon.

       (e)     Except as set forth on Schedule 3.19(e), the Company has not
                                      ----------------
entered into any contract (oral or written) or other arrangement pursuant to which the Company has agreed or is obligated to license, transfer or place in escrow the source code for any of its products (prior or current) or restrict the use of any of its Intellectual Property Rights or patents.

       (f)     Except as disclosed on Schedule 3.19(f), the Company has taken
                                      ----------------
reasonable steps with the intent of ensuring that its products are Year 2000 compliant, where Year 2000 compliant means, when used in accordance with associated documentation on a specified platform or platforms, being capable upon installation of (i) operating in the same manner on dates in both the Twentieth and Twenty-First Centuries, (ii) accurately processing, providing, and receiving date from, into, and between the Twentieth and Twenty-First centuries, including the years 1999 and 2000, and (iii) recognizing Year 2000 as a leap year, provided that all other non-Company products (e.g., hardware, software and firmware) used in or in combination with the Company's products, properly exchange data with the Company's products and are Year 2000 compliant. The Company's internal computer, technology products and systems that are necessary and material to the operations of their businesses are Year 2000 compliant.


   SECTION 3.20.    Tax Matters.
                    -----------

       (a)     Except as set forth on Schedule 3.20(a), (i) the Company has
                                      ----------------
filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate in all material respects and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by the Company have been timely paid or the Company has established adequate reserves therefor; (iv) the Company has not waived or been requested to waive any statute of limitations in respect of Taxes; (v) none of the Tax Returns referred to in clause (i) have been examined by the appropriate taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, investigation, audit, claim or assessment pending, proposed or threatened with respect to Taxes of the Company; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid or reserved in full; (viii) Tax indemnity arrangements, if any, will terminate prior to Closing and neither the Company nor its Affiliates shall have any liability thereunder on or after Closing; (ix) there are no Liens for Taxes upon the assets of the Company except Liens relating to current Taxes not yet due; (x) all Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company in accordance with GAAP; (xi) the Company has not taken any action prior to the Closing Date that would, under applicable law, limit Terayon's or the Company's ability to utilize any net operating carry forwards of the Company; and (xii) the Company is not or has been a member of any group of corporations filing a consolidated tax return for United States federal or Israeli income tax purposes.

       (b)     Except as set forth in Schedule 3.20(b), no sales Taxes, use
                                      -------------
Taxes, real estate transfer Taxes, or other similar Taxes will be imposed on the transactions contemplated by this Agreement.

   SECTION 3.21.    Employee Benefit Plans
                    ----------------------

          With respect to the Company, all amounts which the Company is required by law or by agreement with its employees to deduct from such employees' salaries and/or transfer to such employees' pension, life insurance, incapacity insurance, continuing education fund or other plans have been duly paid into the appropriate fund or funds, and the Company does not have any outstanding obligation to make any such transfer or provision. Except as set forth on
Schedule 3.21, there are no agreements or arrangements (whether or not legally
-------------
enforceable) for the payment of any pensions, allowances, lump sums or other like benefits on retirement, death or termination or during periods of sickness or disablement for the benefit of any officer or former officer or employee or former employee of the Company or for the benefit of the dependents of any such Person in effect as of the date hereof.

   SECTION 3.22     Executive Employees
                    -------------------

          Except as set forth in Schedule 3.22, no officer or key employee of
                                 -------------
the Company has resigned or terminated his or her employment with the Company since December 31, 1998. Schedule 3.22 lists the names, titles and current
                         -------------
annual salary rates of and bonuses paid or payable to all present officers and employees of the Company whose 1998 annual base salary exceeded (i) $75,000 in the case of employees located in the United States and (ii) NIS 300,000 in the case of employees located in Israel (collectively, the "Executive Employees"). Neither the execution delivery or performance of this Agreement, nor the consummation of the share purchase or any other transaction contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee, or director, of the Company (whether or not under any Plan) or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits, other than the acceleration of the vesting period with regard to certain Options held by the CEO and which are included in the Vested Options.

   SECTION 3.23.    Employees.
                    ---------

       (a)     With respect to the Company:

               (i)       Schedule 3:23(a)(i) contains the names and salaries of
                         -------------------
all the employees and officers of the Company as of the date hereof. All officers and employees have personal employment agreements, copies of which have previously been delivered to Terayon.

               (ii)      Except as set forth in Schedule 3.23(a)(ii), the
                                                --------------------
Company is not a party to any collective labor agreement, and the Company does not have any agreement of arrangement with a trade union or over body representing its employees.

               (iii)     Except as set forth in Schedule 3.23(a)(iii), there are
                                                ---------------------
no agreements between the Company and any of its directors, officers, executives or employees which cannot be terminated by the Company upon 12 weeks notice or less without giving rise to a claim for damages or compensation (except for statutory severance pay).

               (iv) As of the date hereof, there are no outstanding material claims against the Company by any person who is now or has been an officer or employee of the Company, and there have been no disputes between the Company and any material number or category of employees.

               (v) The Company has materially complied with all legislative or other official provisions relating to employees, and their terms and conditions of employment, other than instances of non-compliance which, individually or in the aggregate, would not result in a Material Adverse Effect on the Company.

               (vi) The severance pay due to employees of the Company as of December 31, 1998 is either funded or provided for on the 1998 Balance Sheet. No cause of action exists giving right to employees (whether legally entitled to or not) to any claim for compensation on termination of employment beyond the statutory severance pay to which such employee is entitled and to the Best Knowledge of the Sellers, no such claims will be made by any employee for payment of any compensation as a result of the change of control of the Company contemplated hereby.

   SECTION 3.24.    Environmental Laws
                    ------------------

          (a)  (i)       The Company has obtained all licenses and approvals
      required under any applicable Environmental Laws (the "Environmental Authorizations"), except for Environmental Authorizations (i) which are ministerial in nature and which the Company has no reason to believe will not be issued in due course, and (ii) which the failure of the Company to possess would not subject the Company to penalties other than fines not to exceed $50,000 in the aggregate. True and complete copies of all Environmental Authorizations held by the Company, if any, have been provided to Terayon prior to the date hereof.

               (ii) Each of the Environmental Authorizations is in full force and effect and no material fees or charges are outstanding in respect of them.

               (iii) No proceeding or other action of whatever nature is pending nor, to the Best Knowledge of the Sellers, is threatened in writing, or under consideration seeking the suspension, revocation, enforcement, prohibition, variation or limitation of any Environmental Authorization or seeking to impose any penalty applicable under any Environmental Authorization or related legislation.

               (iv) To the Best Knowledge of the Sellers, the past or present conduct of the businesses of the Company, or the use of the Company's facilities or of their respective assets and properties, will not give rise to any claim, proceeding or action under any Environmental Laws.

               (v) There has not been, and there is not currently, any material breach by the Company, or claim of any material violation, breach or infringement made against the Company, of any of the Environmental Authorizations or Environmental Laws.

               (vi) The Company has no indebtedness or monetary obligation or liability, absolute or contingent, in respect of the Environmental Laws with respect to the storage, treatment, cleanup or disposal of any pollutant, contaminant substance material or waste (whether solid liquid or gaseous).

               (vii) Neither the Company nor any of its properties or businesses, has been the subject of any environmental audit or any evaluation, assessment, study or rest, the results of which have not been adopted or complied with by the Company.

               (viii) The Company has not stored, treated, transported or disposed of, nor has any other Person, acting on behalf of the Company, stored, transported or disposed of, on the properties which the Company occupies or uses or has occupied or used, during the period of such occupation or use, or any other site, any Hazardous Substance other than in a safe manner in accordance with Environmental Authorizations and Environmental Laws.

       (b)     reserved

   SECTION 3.25     Export Control Laws
                    -------------------

       (a) The Company has conducted its export transactions in accordance with applicable provisions of United States and Israeli export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations, Israel's Import Export Ordinance, the Supervision of Commodities and Services Law and relevant regulations and orders issued pursuant thereto and the European Union export laws and regulations, except for such violations which could not reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the foregoing, but subject to the exception set forth in the immediately preceding sentence:

               (i) The Company has obtained all export licenses and other approvals required for its export of products, software and technologies from the United States and from Israel and for any other place from which the Company exports any such products, software or technologies;

               (ii) The Company is in compliance with the terms of all applicable export licenses or other approvals;

               (iii) There are no pending or, to the Best Knowledge of the Sellers, threatened claims against the Company with respect to such export licenses or other approvals; and

       (b) No consents or approvals for the transfer of export licenses to Terayon are required, or such consents and approvals can be obtained expeditiously without material cost.

   SECTION 3.26.    Bank Accounts, Letters of Credit and Powers of Attorney.
                    -------------------------------------------------------
Schedule 3.26 lists (a) all bank accounts, lock boxes and safe deposit boxes
-------------
relating to the business and operations of the Company (including the name of the Bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of the Company (selling forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each Person who has a power of attorney to act on behalf of the Company. The Sellers' Representative has heretofore delivered to Terayon true, correct and complete copies of each letter of credit and each power of attorney described on Schedule
                                                                        --------
3.26.
----

   SECTION 3.27     Branch Offices; Subsidiaries. Except as disclosed in
                    ----------------------------
Schedule 3-27, the Company does not, directly or indirectly, have any ownership
-------------
or other interest in, or control of, any Person, nor is the Company controlled by or under common control with any Person.

   SECTION 3.28     Minute Books. The minute books of the Company made available
                    ------------
to Terayon contain, in all material respects, a complete and accurate summary of all meetings of directors and shareholders or actions by written resolutions from the time of the Company was organized through the date of this Agreement and reflect all transactions referred to in such minutes and resolutions accurately, except for omissions which are not material.

   SECTION 3.29.    Complete Copies of Materials. The Company has delivered or
                    ----------------------------
made available true and complete copies of each document that has been requested by Terayon or its counsel in connection with their legal and accounting review of the Company.

   SECTION 3.30.    Hart-Scott-Rodino Compliance. The Company is a "foreign
                    ----------------------------
issuer" (as such term is defined in 16 C.F.R. Section 801.1(e)(2)(ii)). The Company and all entities controlled by the Company do not hold assets located in the United States of America having an aggregate book value of $15 million or more, and the Company and all entities controlled by the Company did not make aggregate sales in or into the United States of $25 million or more in the Company's most recent fiscal year. The term "controlled" as used in the preceding sentence shall have the meaning set forth in 16 C.F.R. 80l.l(b).

   SECTION 3.31.    Affiliate Transactions. Except for the individuals listed
                    ----------------------
on Schedule 3-31, (i) no Affiliate of the Company has any significant interest
   -------------
in any Person that is engaged in a business which is in competition with the Business of the Company as currently conducted, and (ii) no Affiliate of the Company is a supplier to, or a customer of, the Company, or is a party to any contract listed on Schedules 3.9. 3.13 or 3.19 other than as detailed in
                   ----------------------------
Schedule 3.31. For the purposes of this Section 3.31 each of the following shall be deemed to be an "Affiliate": (i) each of the Company shareholders that owns an aggregate of five percent (5%) or more of the Company's shares; (ii) each individual who is, or who has at any time since December 31, 1998 been an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", (ii) and "(iii)" above holds (or in which more than one such individuals collectively hold), beneficially or otherwise, a material voting proprietary or equity interest.

   SECTION 3.32     Disclosure. None of the representations or warranties of the
                    ----------
Sellers contained herein, none of the information contained in the Schedules referred to in this Section 3, and none of the other information or documents (other than the Non-Competition Agreements, the Retention Agreements and the Escrow Agreement) furnished or to be furnished to Terayon by the Sellers pursuant to any specific provision of this Agreement or referenced in such Schedules of the Sellers (including any information or documents provided in accordance therewith by the Company on behalf of the Sellers) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact hereto or therein necessary in order to make the statements contained herein or therein not misleading in any material respects.

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF TERAYON
                   -----------------------------------------

     Terayon represents and warrants to the Sellers as follows, and each such representation and warranty shall be true and correct as of the date hereof and as of the Closing Date:

     SECTION 4.1.   Organization. Terayon is a corporation duly organized,
                    ------------
validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby to be performed by it.

     SECTION 4.2.   SEC Filings; Financial Statements.
                    ---------------------------------

          (a) Terayon has made available to the Sellers and the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Terayon with the SEC between August 17, 1998 and the date of this Agreement (the "Terayon SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Terayon SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Terayon SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements contained in the Terayon SEC Documents: (i) complied as to conform in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Terayon and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Terayon and its subsidiaries for the periods covered thereby.

     SECTION 4.3.   Authority.
                    ---------

          (a) Terayon has full corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereunder to be performed by it. The execution, delivery and performance of this Agreement by Terayon has been duly authorized and approved by all necessary corporate action and, except for Israeli Regulatory Approvals, no corporate proceedings other than actions previously taken on the part of Terayon are necessary to authorize this Agreement and the transactions contemplated hereby. This

Agreement has been duly authorized, executed and delivered by Terayon and is the legal, valid and binding obligation of Terayon enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

             (b) The execution, delivery, performance of this Agreement by Terayon and the consummation of the transactions contemplated hereby do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Terayon, (ii) violate any law, rule, regulation, order, writ, injunction, judgement or decree of any court, governmental authority, or regulatory agency, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on Terayon, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation, oral or written, to which Terayon is a party or by which any of the properties of Terayon may be bound, except for violations, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse Effect on Terayon.

             (c) The execution, delivery and performance of this Agreement by Terayon does not, and the consummation of the transactions contemplated hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for (i) Israeli Regulatory Approvals, and (ii) any such consent, approval authorization, permission, notice or filing which if not obtained or made could not reasonably be expected to have a Material Adverse Effect on Terayon.

             (d) Prior to the Closing Date, Terayon will have taken all necessary action to permit it to issue the number of shares of Common Stock of Terayon to be issued as the Purchase Consideration pursuant to Section 2. The shares representing the Purchase Consideration, when issued, will be validly issued, fully paid and nonassessable and free of any third party rights (other than the Escrowed Shares, which are subject to the Escrow Agreement), and no shareholder of Terayon will have any preemptive right of subscription or purchase in respect thereof.

     SECTION 4.4. Litigation. (a) Except as set forth in Schedule 4.4, there are
                  ----------
no actions, suits, arbitration procedures, legal or administrative proceedings or investigations pending or, to its best knowledge, threatened against Terayon; and (b) neither Terayon nor any of its assets, properties or business is subject to any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, in each case, which reasonably could adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder. Terayon is not a plaintiff in any such proceeding and is not contemplating commencing legal action against any other Person which reasonably could adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

     SECTION 4.5.   Financing. Terayon has sufficient Common Stock reserves and
                    ---------
cash, available lines of credit or other sources of immediately available funds, to enable it to consummate the transactions contemplated hereunder.

     SECTION 4.6.   Registration of Common Stock. Terayon shall file a
                    ----------------------------
Registration Statement on Form S-3 (the "Registration Statement") to register all of the shares of Common Stock issued as part of the Purchase Consideration. Terayon shall use its best efforts to cause such Registration Statement to be declared effective with the intention that the Registration Statement shall be declared effective as soon as possible. Terayon shall respond promptly to SEC questions, comments and requests, if any, to amend the Registration Statement and instruct its consultants, (lawyers, accountants) to do the same. If prior to the Closing Date Terayon shall not have completed the registration of the shares of Common Stock, then Terayon shall advise the Sellers' Representative of the status of the registration process and in any event shall conclude such registration process within 60 days following the Closing Date, or in such longer period acceptable to the Sellers' Representative. Terayon shall notify the Seller's Representative immediately upon the Registration Statement becoming effective, without being subject to lock up provisions (except as provided herein with respect to the Option Holders). The Sellers shall be entitled to sell shares received as part of the Purchase Consideration immediately upon the effectiveness of the Registration Statement. Terayon shall pay all expenses in connection with the filing of the Registration Statement and shall keep such Registration Statement effective and current for eight (8) calendar quarters immediately following the registration thereof and will duly file any and all periodic reports required, subject to extensions as granted.

     SECTION 4.7.   Office of the Chief Scientist. Terayon has been informed
                    -----------------------------
that the Company has financed its research and development in part, by way of funding granted by the Office of the Chief Scientist in Israel. Terayon shall sign a standard undertaking towards the Office of the Chief Scientist to the effect that it shall cause RADWIZ to comply with the statutory, regulatory and financial obligations to which the RADWIZ is obligated.

     SECTION 4.8.   RAD group Affiliated Transactions. Terayon is aware that the
                    ---------------------------------
Company has functioned as a member of the RAD group of companies (the "RAD Group") and has transacted certain activities and insurance policies as a RAD Group member. All activities with the RAD Group, including insurance activities, shall cease on the Closing Date except for the marketing arrangements of Bynet Data Communications and joint tender with RAD Data Communications Ltd. in Kenya. Written agreements with these RAD entities covering at least a 12 month period, shall be entered into prior to the Closing Date based on RADWIZ's past practices, all to Terayon's reasonable satisfaction.

                                   ARTICLE V
                                   COVENANTS
                                   ---------

     SECTION 5.1.   Notification of Certain Matters. The Sellers' Representative
                    -------------------------------
shall give prompt notice to Terayon, and Terayon shall give prompt notice to the Sellers' Representative, of the occurrence, or non-occurrence, of any event which would be likely to cause (i) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (ii) any failure of the Sellers or Terayon, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section 5.1 shall not limit or otherwise affect the remedies available to the party receiving such notice.

     SECTION 5.2.   Actions by the Parties. Upon the terms and subject to the
                    ----------------------
conditions set forth in this Agreement, each of the parties hereto will use its Commercial Good Faith Efforts to take or cause to be taken all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Agreement including (i) the obtaining of all necessary actions and non-actions, waivers and consents, if any, from any governmental agency or authority and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any governmental agency or authority; (ii) the obtaining of all necessary consents, approvals or waivers from any other Person; (iii) the defending of any claim, investigation, action, suit or other legal proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and (iv) the execution of additional instruments necessary to consummate the transactions contemplated by this Agreement. Each party will promptly consult with the other and provide necessary information (including copies thereof) with respect to all filings made by such party with any agency or authority in connection with this Agreement and the transactions contemplated hereby.

     SECTION 5.3.   Employees.
                    ---------

          (a) With respect to employees of the Company located in the United States (the "US Employees"), as soon as practicable after the Closing Date (the "Benefits Date"), Terayon shall provide, or cause to be provided, such employee benefits plans, programs and arrangements as are generally made available to non-represented employees of Terayon who are hired by Terayon after December 31, 1998.

          (b) With respect to employees of the Company located in Israel (the "Non-US Employees"), following the Closing Date, Terayon shall maintain, or cause to be maintained, the employee benefit plans, programs and arrangements provided to the Non-US Employees by the Company, as of the date hereof, with such changes thereto which do not, in the aggregate, materially impact the overall benefits conveyed under such benefit plans, programs and arrangements; provided that the foregoing benefit plans, programs and arrangements shall remain in effect until such time as Terayon shall implement employee benefit plans, programs and arrangements applicable to all Terayon employees located in Israel at which time the Non US Employees shall be provided such plans, programs and arrangements.

     SECTION 5.4.   Indemnification of Directors and Officers.
                    -----------------------------------------

          (a) From and after the Closing Date, Terayon shall, or shall cause the Company to, fulfill and honor in all respects the obligations of the Company to indemnify each Person who is or was a director or officer (an "Indemnified Director or Officer") of the Company pursuant to any indemnification provision of the Company's Articles of Association, as each is in effect on the date hereof.

          (b) For a period of seven years after the Closing Date, Terayon shall cause to be maintained in effect the current officers' and directors' liability insurances maintained by the Company with respect to the Indemnified Directors or Officers (provided that Terayon may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the Indemnified Directors or Officer than such existing insurance) covering acts or omissions occurring prior to the Closing Date; provided, that Terayon shall not be required in order to maintain or procure such insurance coverage to pay an annual premium in excess of 200% of the current annual premium paid by the Company, for their respective existing insurance coverage (the "Insurance Cap"); and provided, further, that if such existing insurance coverage cannot be maintained or equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the applicable Insurance Cap, Terayon shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to such Insurance Cap. The current annual premium paid by the Company for its existing coverage is set forth in Schedule 5.4.
             ------------

     SECTION 5.5.   No-Shop. Until the Closing, neither the Company nor any
                    -------
Seller will, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, provide any non-public information to, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other person relating to the acquisition of the shares of the Company or its assets or business, in whole or in part, through purchase, merger, consolidation, or otherwise; and the Company will immediately notify Terayon regarding any contact between the Company or its representatives and any other person regarding any such offer or proposal or any related inquiry.

     SECTION 5.6.   Pre-Closing Negative Covenant. Prior to the Closing, the
                    -----------------------------
Company shall not take any action or refrain from taking any action which would result in a violation of any of the provisions of Section 3.7 above and the Company shall conduct its business in the ordinary course in accordance with this Agreement, and in the same manner as previously conducted, and use its best effort to preserve its business organization intact, to retain the services of its present employees and to preserve the good will of its customers and suppliers.

     SECTION 5.7.   Sellers Tax Liability. Each of the Sellers shall prior to
                    ---------------------
the Closing Date notify the Israeli Tax Authorities of this Agreement and shall be responsible for all its tax obligations deriving from the transactions contemplated in this Agreement

     SECTION 5.8.   Access to Information. Between the date of this Agreement
                    ---------------------
and the Closing Date, the Company will give Terayon reasonable access to all offices and other facilities and to all books and records of the Company.

                                  ARTICLE VI
                              CLOSING CONDITIONS
                              ------------------

     SECTION 6.1.   Conditions Precedent to Each Party's Obligation to Close.
                    --------------------------------------------------------
The respective obligations of each party hereto to effect the transactions contemplated by this Agreement shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date of the following conditions:

          (a)       Approvals. All authorizations, consents (including without
                    ---------
limitation the consent of the applicable Israeli authorities with respect to the Israeli Regulatory Approvals) orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Terayon or the Sellers, assuming the transactions are consummated, shall have been obtained, made or occurred.

          (b)       No Injunction. No action or proceeding shall have been
                    -------------
commenced seeking any temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction or seeking any other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereunder other than any of the foregoing which shall have been dismissed with prejudice.

     SECTION 6.2.   Conditions Precedent to Obligations of Terayon. All
                    ----------------------------------------------
obligations of Terayon under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

          (a)       Performance of Obligations. The Sellers shall have performed
                    --------------------------
and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing, and the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing, and Terayon shall have received a certificate to that effect signed by the Sellers' Representative.

          (b)       Outstanding Options. The Company's Board of Directors shall
                    -------------------
have passed a resolution (and taken any further action necessary under applicable law or as other reasonably requested by Terayon) adjusting the rights of the Option Holders under the Plans and providing the number of Terayon shares that will derive to the Option Holders for each option to purchase one RADWIZ share.

          (c)       Lock-up Consents. Terayon shall have received from each
                    ----------------
holder of outstanding Vested Options set forth in Schedule 3.2(a), a letter in
                                                  --------------
form and substance satisfactory to Terayon pursuant to which each such Option Holder shall have agreed to a one year lock-up, commencing on the Closing Date, and which shall apply to 50% of the total number of shares of Common Stock that the Option Holder would have received were such Option Holder to exercise all of the Option Holder's Vested Options on the Closing Date.

          (d)       Non-Competition Agreements. Each of the Company's employees
                    --------------------------
listed in Exhibit 6.2 (d) (the "Key Employees") shall have entered into a Non-Competition and Non-Disclosure Agreement (the "Non-Competition Agreements"), each substantially in the form of Exhibit B hereto (or in another form
                                  ---------
acceptable to Terayon), with the Company and Terayon, and such agreements shall be in full force and effect.

          (e)       Opinion of Counsel. Terayon shall have received the
                    ------------------
favorable written opinion, dated the Closing Date, of Safra, Schwartz & Co., counsel to the Company and the Sellers, in form and substance reasonably satisfactory to Terayon.

          (f)       Resignations. The Sellers shall have delivered to Terayon
                    ------------
the written resignation of each director of the Company, to be effective as of the Closing Date.

          (g)       Share Transfer. Each of the Sellers shall have duly executed
                    --------------
and had witnessed a "share transfer deed", pursuant to which they shall transfer their respective Shares in the Company to Terayon; such share transfer form, together with the share certificates representing the Shares (the "Existing Share Certificates"), shall have been delivered to the Company's Board of Directors, and such Board of Directors shall have approved such transfer, registered the transfer in the Company's shareholders' register, and canceled the Existing Share Certificates; and the Company shall have issued the New Share Certificates to Terayon.

          (h)       reserved.

          (i)       Escrow Agreement. Each of the Company, the Escrow Agent and
                    ----------------
the Sellers' Representative shall have entered into an Escrow Agreement with Terayon substantially in the form of Exhibit D hereto (the "Escrow Agreement").
                                     ---------

          (j)       Balance Sheet Items. Terayon shall have received, at least
                    -------------------
two days prior to the Closing Date, a true and complete unaudited balance sheet and statement of accounts of the Company dated as of [ ]1, 1999 which utilizes the same line items and accounting principles as the 1998 Balance Sheet; and Terayon shall have received a certificate signed by the Chief Financial Officer of the Company to such effect. These balance sheets shall not indicate any material adverse changes from the June 30 balance sheets.

          (k)       Trustee Arrangements. The Trustee, RADWIZ and Terayon, shall
                    --------------------
have entered into an arrangement satisfactory to Terayon regarding the execution of the Trustees duties in connection with the Plans and the Option Holders rights following the Closing.

     SECTION 6.3.   Conditions Precedent to Obligations of the Sellers. All
                    --------------------------------------------------
obligations of the Sellers under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

          (a)       Performance of Obligations. Terayon shall have performed and
                    -------------------------
complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing, and the representations and warranties of Terayon contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing, and the Sellers' Representative shall have received a certificate to that effect signed by an officer of Terayon.

          (b)       Escrow Agreement. Terayon and the Escrow Agent shall have
                    ----------------
entered into an Escrow Agreement with the Company and the Sellers'
Representative.

          (c)       Opinion of Counsel. The Sellers shall have received the
                    ------------------
favorable written opinion dated the Closing Date of Cooley, Godward LLP, counsel to Terayon, with respect to this Agreement, in form and substance reasonably satisfactory to the Sellers.

                                  ARTICLE VII
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------

     SECTION 7 The representations and warranties of the Sellers and Terayon set forth in Sections 3 and 4 shall survive for six (6) months following the Closing Date, except that (i) the representations and warranties set forth in Section 3.19 shall survive for twelve (12) months following the Closing Date,
(ii) the representations and warranties set forth in Section 3.3 shall survive until the expiration of the applicable statute of limitations; and (iii) if, at any time prior to the six month anniversary of the Closing Date, any person entitled to indemnity under this Agreement (acting in good faith) delivers to the Seller's Representative a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Sellers (and setting forth in reasonable detail the basis for such person's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the six month anniversary of the Closing until such time as such claim is fully and finally resolved. This Section shall not limit any claim for fraud.

                                 ARTICLE VIII
                                INDEMNIFICATION
                                ---------------

     SECTION 8.1.   (a)  Escrow Fund. On the Closing Date, 50,000 shares of
                         -----------
Common Stock (the "Escrow Fund"), shall be deposited with institution selected by Terayon and approved by the Sellers Representative, which approval shall not be unreasonably withheld), as escrow agent (the "Escrow Agent"), such deposit to be governed by the terms set forth herein and in the Escrow Agreement. As set forth herein and the Escrow Agreement, the Common Stock in the Escrow Fund, or the proceeds from the sale of Common Stock if the Sellers' Representative orders a sale of shares held in the Escrow Fund, shall be available to compensate Terayon for the indemnification obligations of each Seller under Section 8.2 and
Section 8.5 except that Terayon may elect not to have recourse to the Escrow Fund for any claim of fraud. It is further provided that Terayon, or any party entitled to indemnification under this Agreement, shall only be entitled to make a claim or claims only where such claim or claims exceeds $100,000 in the aggregate in which case Terayon shall be entitled to full indemnification. Any claim or claims may be made against the Escrow Fund, or otherwise against the Sellers severally in accordance with each of the Seller's Ratable Share.

                    (b)  Limit on Liability. The aggregate of any and all claims
                         ------------------
brought against the Sellers hereunder shall not exceed the lower of (i) 750,000 shares or (ii) $37,500,000, including claims made against the Escrow Fund and each Seller shall be severally liable for its Ratable Share of the Claim.

The limit on liability contained in this Section shall not limit any claim for fraud.

     SECTION 8.2.        General Indemnification
                         -----------------------

          Subject to the limitations set forth in this Section 8, the Sellers will severally indemnify and hold harmless Terayon and each Person, if any, who controls or may control Terayon within the meaning of the Securities Act of 1933 (and the rules and regulations thereunder), and their respective officers, directors, employees, agents and advisors (each such indemnitee being referred to herein as an "Indemnified Person"), from and against any and all losses, costs, damages, liabilities, obligations, impositions, inspections, assessments, fines, deficiencies and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees (collectively, "Damages") other than consequential Damages, arising out of (i) any inaccuracy in any representation or breach of any warranty made by the Sellers in this Agreement or in any exhibit or schedule to this Agreement or any instrument delivered pursuant hereto or, or (ii) any breach or default by any Seller of any of the covenants or agreements given or made by such Seller, in this Agreement, or any exhibit or schedule to this Agreement or any instrument delivered pursuant hereto; provided that any indemnification sought by Terayon in respect of Taxes (or any representation or warranty made in respect thereof) will be governed by the tax indemnity set forth in Section 8.5 and will not be subject to the foregoing provision of this Section 8.2 or Section 8.7.


     SECTION 8.3.   Escrow Period; Release of Escrow Fund. The Escrow Fund shall
                    -------------------------------------
commence on the date hereof and terminate six months from the Closing Date (the "Escrow Period"). On the termination of the Escrow Period, all shares and amounts then remaining in the Escrow Fund shall be released; provided that the amount of any claim, or shares in the value of the amount of any claim, made pursuant to Section 8.5 or Section 8.6(a) during the Escrow Period shall be withheld and remain in the Escrow Fund pending resolution of such claim. Any portion of the Escrow Fund for which there is no claim pursuant to this Section 8 shall be promptly delivered by the Escrow Agent to the Sellers' Representative and shall be distributed to the Sellers in accordance with each Seller's percentage of the Escrow Fund as set forth in the Escrow Agreement.

     SECTION 8.4.   Claims Upon Escrow Fund. Subject to the provisions of this
                    -----------------------
Section 8, including, without limitation, Section 8.7, Terayon shall make claims upon the Escrow Fund by delivering to the Escrow Agent on or before the last day of the Escrow Period a notice signed by a representative of Terayon (a "Terayon Notice") specifying in reasonable detail the individual items of Damages for which indemnification is being sought, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related. Terayon shall, concurrent with the sending of any Terayon Notice to the Escrow Agent, provide a copy of such Terayon Notice to the Sellers' Representative. Within 20 days after the receipt of any Terayon Notice, the Sellers' Representative, on behalf of the Sellers, shall deliver a notice to Terayon and the Escrow Agent (a "Sellers' Representative Notice") certifying that the Sellers either agree with the Terayon Notice or object to the Terayon Notice. If the Sellers agree with the Terayon Notice, the Escrow Agent shall deliver to Terayon out of the Escrow Fund, as promptly as practicable after receipt of the Sellers' Representative Notice, assets held in the Escrow Fund having a value equal to such Damages. If the Sellers' Representative objects to the Terayon Notice within the 20-day period after receipt of the Terayon Notice, Terayon and the Sellers' Representative shall resolve such dispute in accordance with Section 8.6. If the Sellers' Representative fails to deliver a Sellers' Representative Notice within such 20-day period, the Sellers' Representative shall be deemed to have consented to the Terayon Notice and given a Sellers' Representative Notice to Terayon and the Escrow Agent, and the Escrow Agent shall deliver to Terayon out of the Escrow Fund, as promptly as practicable after such 20-day period, assets held in the Escrow Fund having a value equal to such Damages.

     SECTION 8.5.   Sellers Tax Indemnity
                    ---------------------

          (a)       Indemnity.
                    ----------

               (i) Subject to the limitations set forth in this Section 8, the Sellers will severally indemnify and hold harmless Terayon from and against any and all Damages with respect to all Taxes of the Company pertaining to any taxable period or portion thereof that ends on or before the Closing Date (a "Pre-Closing Tax Period"). The several liability of each Seller shall be in accordance with its Ratable Share. The damage will include, without limitation, any Damage with respect to such Taxes for which the Company is liable under joint and several liability concepts and the net tax cost to the Company of any reduction in any of the net operating loss carry forwards of the Company (either as a result of their application to a tax liability in a Pre-Closing Tax Period or as a result of an adjustment by a taxing authority). In the case of Taxes pertaining to any taxable period that does not end on or prior to the Closing Date, the Tax apportionable to the Pre-Closing Tax Period shall be determined in accordance with Section 8.5(a)(ii). Notwithstanding anything herein to the contrary, there shall be no liability hereunder for accrued Taxes reflected or provided for in the 1998 Balance Sheet.

               (ii) The Sellers and Terayon will cause the Company, to the extent permitted by applicable law, to elect with the relevant Taxing Authority to close the taxable year of the Company on the Closing Date. In any case where applicable law does not permit the Company to close its taxable year on the Closing Date, in the case of any Taxes that are imposed on a periodic basis and that are payable for a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of such Tax that is payable for the Pre-Closing Tax Period shall (x) in the case of any such Taxes not based upon or related to income or receipts, be deemed to be the amount of such Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period; and (y) in the case of any such Taxes based upon or related to income or receipts, be determined on the basis of an interim closing of the books of the Company at the close of business on the Closing Date in accordance with Section 8.5(a)(iv).

               (iii) For purposes of Section 8.5(a)(ii)(x) any credits against such Taxes shall be prorated based on the fraction employed in such
Section 8.5(a)(ii)(x).

               (iv) For purposes of Section 8.5(a)(ii)(y), a liability for any Tax with respect to a Pre-Closing Tax Period shall be the product of (x) the Tax for the entire taxable period multiplied by (y) a fraction, the numerator of which is the hypothetical Tax for the Pre-closing Tax Period (determined on the basis of an interim closing of the books, without annualization) and the denominator of which is the sum of such numerator plus the hypothetical Tax for the balance of the taxable period (determined on the basis of such interim closing of the books, without annualization). The hypothetical Tax for any period shall in no case be less than zero.

               (v)       Payment by the Sellers of any amount due under this
Section 8.5 shall be made from the Escrow Fund within ten (10) business days following written notice by Terayon to the Sellers' Representative and the Escrow Agent that payment of such amount to the appropriate Taxing Authority is due or will be due within ten (10) days. In the case of a Tax that is contested in accordance with the provisions of Section 8.5(c), payment of that Tax to the appropriate Taxing Authority will not be considered to be due earlier than the time of a Final Determination with respect to such tax.

          (b)       Preparation of Returns. The Company shall prepare or
                    ----------------------
cause to be prepared, and file or cause to be filed, all Tax Returns of the Company for all taxable periods of the Company ending on or prior to the Closing Date, and file or cause to be filed, all other Tax Returns of the Company required to be filed on or before the Closing Date (determined without regard to extensions); provided, that such Tax Return shall be prepared and filed in a manner reasonably consistent with the prior practice of the Company (except to the extent counsel reasonably acceptable to Terayon and the Sellers' Representative determine that there is no basis in law therefor). Except as otherwise provided in this paragraph, Terayon shall be responsible for preparing and filing all Tax Returns required to be filed by or on behalf of the Company or with respect to the operations or assets of the Company after the Closing Date. The Sellers and Terayon agree to provide each other with all information available to them individually and not otherwise available to the other party to the extent reasonably necessary for the Sellers and Terayon to fulfill their obligations under this Section 8.5(b).

          (c)       Contest Rights.
                    --------------

               (i) Terayon shall, or shall cause the Company to, promptly notify the Sellers' Representative in writing upon receipt by Terayon or the Company or any Affiliate of each thereof of each written communication with respect to any pending or threatened audit of, assessment against or court or other proceeding against the Company for any taxable period which could give rise to a claim for indemnity under Section 8.5(a) hereof (an "Indemnified Tax Liability"). The Sellers' Representative shall have the sole right to represent the interests of the Company in any audit, administrative, court or other proceeding relating to an Indemnified Tax Liability, to employ counsel or other representatives of its choice and to otherwise control the conduct of such audit or proceeding in such manner as it deems fit in its sole discretion including, without limitation, to contest, litigate, compromise and settle any adjustment or assessment made or proposed therein. The Sellers agree to keep Terayon informed of the progress of any such audits or proceedings and to consult in good faith with Terayon in connection therewith. If the Sellers elect to so represent the Company's interests, they shall within thirty (30) days of delivery of the notice by Terayon (or sooner, if the nature of the Indemnified Tax Liability so requires) notify Terayon in writing of their intent to do so, and Terayon agrees, and shall cause the Company and to agree, to cooperate, at the Sellers' sole expense, with the Sellers and their counsel or other representatives in the defense against or compromise of any adjustment or assessment made or proposed in any such audit or proceeding. If the Sellers elect not to represent the Company's or interests, Terayon may pay, compromise or contest such Indemnified Tax Liability in such manner as it deems appropriate (in its sole discretion); and the Sellers shall be deemed to have conceded Terayon's rights to indemnification from the Sellers pursuant to Section 8.5(a) with respect to such Indemnified Tax Liability.

               (ii) Notwithstanding Section 8.5(c)(i), in respect of any Indemnified Tax Liability, the Sellers' Representative may not settle, compromise or otherwise dispose of any such liability without the consent of Terayon, if such settlement, compromise or other disposition would have a material adverse effect on the Company for taxable periods beginning on or after the Closing Date. In that event, the Sellers' Representative shall permit the Company, through counsel of the Company's own choosing and at the Company's sole expense, to participate in the settlement, compromise or other disposition of such Indemnified Tax Liability.

          (d)            Cooperation. The Sellers and Terayon will provide each
                         -----------
other with such cooperation and information (including without limitation information about the Company as they may request of the other in filing any return determining a liability for Taxes or a right to a refund of Taxes, or in conducting an audit or other proceeding in respect of Taxes. Any information, documents or records obtained under this Section 8.5(d) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

     SECTION 8.6.        Objections to Claims.
                         --------------------

          (a) If the Sellers' Representative shall object to a Terayon Notice within the 20-day period after receipt thereof, the Terayon and the Sellers' Representative shall use their good faith efforts to resolve such dispute. If Terayon and the Sellers' Representative resolve such dispute, the parties shall deliver a written notice to the Escrow Agent directing the delivery of the Escrow Fund based upon such resolution.

          (b) If Terayon and the Sellers' Representative are unable to resolve such dispute within 30 days after the Sellers' Representative objects to such Terayon Notice, either Terayon or the Sellers' Representative may, by written notice to the other and the Escrow Agent, demand arbitration of such dispute. Any such arbitration shall be conducted by an alternative dispute service ("Arbitration Service") as shall be reasonably acceptable to Terayon and the Sellers' Representative. The Arbitration Service shall select one arbitrator reasonable acceptable to Terayon and the Sellers' Representative who shall be an expert in the area of the Company's business, or a tax expert, depending on the issue in dispute. The decision by the arbitrator shall be binding and conclusive and, notwithstanding any other provisions of this Section 8, the Escrow Agent shall be entitled to act in accordance with such decision and make payments out of the Escrow Fund in accordance therewith.

          (c) The arbitration shall be held in Santa Clara, California. The costs of any such arbitration shall be borne one-half for the account of Terayon and one-half by the Sellers, to be collected from the Escrow Fund. Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction.

     SECTION 8.7.   Third-Party Claims. If Terayon becomes aware of a third-
                    ------------------
party claim which Terayon believes may result in a demand pursuant to this
Section 8, Terayon shall promptly notify the Sellers' Representative of such claim, and the Sellers' Representative shall be entitled, at the Sellers' expense (such expense to be deducted from the Escrow Fund), to participate in any defense of such claim; provided that Terayon shall control such defense, and shall have the right to settle such claim with the consent of the Sellers' Representative (which consent shall not be unreasonably withheld); provided further, that no such consent of the Sellers' Representative shall be required where the third-party claim which Terayon proposes to settle involves the business reputation of Terayon or its Affiliates, or the possible criminal liability of Terayon or its Affiliates or any of their respective officers, directors or employees. In the event that the Sellers' Representative has consented to any such settlement, the Sellers shall have no power or authority to object under any provision of this Section 8 to the amount of any claim by Terayon for indemnity with respect to such settlement.

     SECTION 8.8.   Sellers' Representative.
                    -----------------------

          (a) Mr. Akiva Mayer is hereby appointed as representative (the "Sellers' Representative") for and on behalf of the Sellers to take all actions necessary or appropriate in the judgment of the Sellers' Representative for the accomplishment of the terms of this Agreement. The holders of a majority in interest of the Escrow Fund may replace the Sellers' Representative upon not less than 10 days' prior written notice to Terayon. No bond shall be required of the Sellers' Representative and the Sellers' Representative shall receive no compensation for his services. To effect the Sellers' Representative duties, he shall be entitled to make use of advisors whose fees the Company shall pay up to $25,000. Notices of communications to or from the Sellers' Representative shall constitute notice to or from each of the Sellers. If the Sellers' Representative dies or is otherwise no longer able or willing to serve as the Sellers' Representative, a new Sellers' Representative shall be chosen by the holders of a majority of the Shares of the Company, sold pursuant to this Agreement.

          (b) The Sellers' Representative shall not be liable for any act done or omitted in such capacity while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advise of counsel shall be conclusive evidence of such good faith. The Sellers shall severally indemnify the Sellers' Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Sellers' Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

          (c) Any decision, act, consent or instruction of the Sellers' Representative shall constitute a decision of all and shall be final, binding and conclusive upon every Seller and the Escrow Agent, and Terayon may rely upon any decision, act, consent or instruction of each and every Seller. The Escrow Agent and Terayon are hereby relieved from any liability to any person for acts done by them in accordance with such decision, act, consent or instruction of the Sellers' Representative.

          (d) Notwithstanding the above, in the event that any action of the Sellers' Representative is liable to have a monetary consequence to the Sellers in excess of an aggregate of $100,000, the Sellers' Representative shall obtain and act in accordance with the consent of the holders of 60% of the Shares sold pursuant to this Agreement. Each Seller shall respond within seven days to any request of the Sellers' Representative for the Sellers' consent.

     SECTION 8.9.   Access. In connection with any indemnification claim,
                    ------
Terayon shall give the Sellers' Representative reasonable access to the books, records, and assets of the Company which relate to the act, omission or occurrence giving rise to such Damages and the right, upon prior notice, and at mutually acceptable times during normal business hours, to interview any appropriate personnel of the Company with respect thereto and Terayon shall cooperate with the Sellers' Representative in defending any third party claim.

     SECTION 8.10 Indemnification Relating to the Registration Rights. In connection with the registration of the shares of Common Stock included in the Purchase Consideration under the Securities Act pursuant to Section 4.6 above, Terayon will indemnify and hold harmless each Seller of such shares of Common Stock thereunder, against any losses, damages or liabilities, joint or several, to which such Sellers become liable under the Securities Act insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such shares were registered under the Securities Act pursuant to Section 4.6, or any amendment or supplement thereof, (ii) any blue sky application or other document executed by Terayon specifically for the purpose or based upon written information furnished by Terayon filed in any state or jurisdiction in order to qualify any or all of the shares under the securities law thereof (any such application, document or information herein called a "Blue Sky Application"),
(iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iv) any violation by Terayon or its agents of any rule or regulation promulgated under the Securities Act applicable to Terayon in connection with such registration, and Terayon will reimburse each such Seller for legal expenses on an on going basis or other expenses, all as incurred by him in connection with investigating or defending any such loss, claim, damage or liability or action, provided, however, that Terayon will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, in writing specifically for use in such registration statement, or any amendment or supplement thereof.

                                  ARTICLE IX
                          BROKERS' AND FINDERS' FEES
                          --------------------------

     SECTION 9.1.   Sellers. The Sellers each severally but not jointly
                    -------
represent and warrant to Terayon that no broker, investment banker or financial advisor is entitled to receive a brokerage fee, financing commission or other commission from such Seller or the Company in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. The Sellers agree that if the transactions contemplated by this Agreement are not consummated (other than as a result of a material breach or default by Terayon), they shall severally indemnify and hold Terayon harmless against any and all claims, losses, liabilities, costs or expenses which may be asserted against it as a result of the Company's or any of its Affiliates' dealings, arrangements or agreements with any such Person.

     SECTION 9.2.   Terayon. Terayon represents and warrants to the Sellers that
                    -------
no broker, investment banker or financial advisor is entitled to receive a brokerage fee, financing commission or other commission from Terayon in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Terayon agrees that if the transactions contemplated by this Agreement are not consummated (other than as a result of a material breach or default by any Seller), it shall indemnify and hold the Sellers harmless against any and all claims, losses, liabilities, costs or expenses which may be asserted against them, as a result of Terayon's or any of its Affiliates' dealings, arrangements or agreements with any such Person.

                                   ARTICLE X
                                EXPENSES: TAXES
                                ---------------

     SECTION 10 Except as expressly set forth in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, including legal and accounting expenses. The Company shall pay part of the legal, accounting and other ancillary transaction expenses incurred on behalf of the Sellers in the preparation of this Agreement in an aggregate amount of up to $215,000, whereas expenses of the Sellers in excess of this amount will be paid by the Sellers.

                                  ARTICLE XI
                                PRESS RELEASES
                                --------------

     SECTION l1     Except as required by law or Terayon's listing agreement
with the Nasdaq, neither Terayon nor the Sellers shall issue any press release or otherwise make public any information with respect to this Agreement nor the transactions contemplated hereby without the prior written consent of Terayon and the Sellers' Representative. The Sellers shall cause the Company to comply with its obligations under this Section 11.

                                  ARTICLE XII
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     SECTION 12.1.   Contents of Agreement; Parties in Interest: Schedules and
                     ---------------------------------------------------------
Exhibits, etc. This Agreement and the agreements referred to or contemplated
-------------
herein, set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements, the exhibits hereto, and the Confidentiality Agreement, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement. Except for the matters set forth in the Confidentiality Agreement, any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein. All statements contained in schedules, exhibits, certificates and other instruments attached hereto shall be deemed representations and warranties (or exceptions thereto) by the Sellers or Terayon, as the case may be.

     SECTION 12.2.  Assignment and Binding Effect. Terayon may assign its rights
                    -----------------------------
and obligations under this Agreement only to any directly or indirectly wholly-owned Subsidiary of Terayon, upon written notice to the Sellers' Representative if the assignee shall assume the obligations of Terayon hereunder, and Terayon shall remain liable for its obligations hereunder. Each one of the Sellers shall be entitled to assign its rights and obligations under this Agreement to any person or entity upon receipt of advance written consent of Terayon, which consent shall not be unreasonably withheld, provided that the transferring Seller may assign its rights and obligations without such written consent to an assignee who is a "Permitted Transferee" of such Seller in accordance with the RADWIZ Articles of Association as in effect as of the date hereof, and provided that the Seller shall remain liable for its obligations. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     SECTION 12.3   Definitions. As used in this Agreement the terms set forth
                    -----------
below shall have the following meanings:

     "Affiliate" of a Person shall mean any other Person who (i) directly or
      ---------
indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person or (ii) owns more than 5% of the capital stock or equity interest in such Person. "Control" means the possession of the
                                          -------
power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

     "Benefit Plan" shall mean any bonus, pension, profit sharing, deferred
      ------------
compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding (whether or not legally binding) providing material benefits to any current or former employee, officer or director of the Company.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

          "Commercial Good Faith Efforts" shall mean prompt, substantial and
           -----------------------------
persistent efforts as a prudent Person desirous of achieving a result would use in similar circumstances; provided that the Sellers, the Company and Terayon
                          --------
shall be required to expend only such resources as are commercially reasonable in the applicable circumstances.

          "Dollars" and "$" shall mean the lawful currency of the United States
           -------       -
of America.

          "Environmental Laws" shall mean all applicable national, federal,
           ------------------
state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of Hazardous Substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

          "Final Determination" shall mean (i) a decision, judgment, decree or
           -------------------
other order by any court of competent jurisdiction, which has become final and is either no longer subject to appeal or for which a determination not to appeal has been made; (ii) any disallowance of a claim for refund or credit in respect of an overpayment of Tax unless a suit related thereto is filed on a timely basis; (iii) any final disposition by reason for the expiration of the applicable statute of limitations; or (iv) the actual payment by the Company of Taxes.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
country in which the entity to which such accounting principles are being applied has its principal place of business. In the case of the Company, "GAAP"
                                                                          ----
shall mean accounting principles generally accepted in Israel.

          "Hazardous Substances" shall mean any and all hazardous and toxic
           --------------------
substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, PCBs, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials which are included under or regulated by any Environmental Laws (excluding, however, Hazardous Substances contained in any product used by the Company which are commonly utilized for office or janitorial purposes).

          "Indebtedness" shall mean as at any date of determination, any of the
           ------------
following: (i) obligations of the Company for borrowed money, including all fees and obligations thereunder (including, without limitation, any prepayment or termination fees arising or which will arise out of the prepayment of such Indebtedness prior to its maturity and termination), (ii) obligations of the Company to pay the acquisition price of property or services, other than trade or accounts payable arising, and accrued expenses incurred, in the ordinary course of business consistent with past practice, (iii) the face amount of all letters of credit issued for the account of the Company and all drafts thereunder, (iv) capital lease obligations of the Company, if any, and (v) any obligation of the Company guaranteeing any Indebtedness or other obligations of any other Person (including any obligations under any keep well or support agreements).

          "Israeli Regulatory Approvals" shall mean the following regulatory
           ----------------------------
approvals or exemptions to be obtained from one or more Israeli government offices or agencies:

          (i) The approval of the Investment Center for the purchase of the Shares pursuant to the provisions of the Encouragement of Capital Investment Law and the approvals issued to the Company pursuant thereto;

          (ii) The approval of the Office of the Chief Scientist to the transactions contemplated hereby; and

          (iii) The approval of the Israel Controller of Trade Practices

          "Liens" shall mean any mortgage, pledge, lien, security interest,
           -----
conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

          "Material Adverse Effect" shall mean (unless otherwise specified):
           -----------------------

          (i) when used with respect to the Sellers or any Seller: (a) materially impair the ability of any Seller to perform his obligations under this Agreement or (b) prevent or materially delay the consummation of the transactions contemplated under this Agreement;

          (ii) when used with respect to the Company: (a) have a material adverse effect on the assets, business, financial condition or operations of the Company, or (b) prevent or materially delay the consummation of the transactions contemplated under this Agreement; and

          (iii) when used with respect to Terayon: (a) materially impair the ability of Terayon to perform its obligations under this Agreement or (b) prevent or materially delay the consummation of the transactions contemplated under this Agreement.

          "NIS" shall mean the lawful currency of Israel.
           ---

          "Permitted Liens" shall mean (a) Liens for taxes, assessments, or
           ---------------
similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (b) pledges or deposits made in the ordinary course of business; (c) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; and (d) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof in the operation of such business.

          "Person" shall mean any individual, corporation, partnership, limited
           ------
partnership, limited liability company, trust, association or entity or government agency or authority.

          "Ratable Share" of any Seller shall mean a fraction the numerator of
           -------------
which is the aggregate applicable Purchase Consideration received by such Seller on the Closing Date in respect of its Ordinary Shares and/or Preferred Shares and the denomination of which is the aggregate Purchase Consideration received on the Closing Date by all Sellers in respect of their Ordinary Shares and Preferred Shares.

          "Subsidiary" of a Person shall mean any corporation, partnership,
           ----------
joint venture or other entity in which such person (a) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner.

          "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall
           ---                                   -----       -------
mean any United States, Israel, state, local, municipal or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom duty, tariff, levy, impost, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such Taxes (a "Taxing Authority").

          "Tax Return" shall mean any return, report, declaration, form,
           ----------
information return, claim for refund, statement or similar document required to be filed with respect to any Tax (including any supporting information or schedules and any amended returns related thereto), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

   SECTION 12.4.    Notices. Any notice, request, demand, waiver, consent,
                    -------
approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 12.4) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

                    If to the Company, Terayon or Purchaser, to:

                    Terayon Communication Systems Inc.
                    2952 Bunker Hill Lane
                    Santa Clara California 95054
                    Attention: Karyn Smith
                    Facsimile No: 415 951 3699
                    with copies to:
                    Cooley Godward LLP
                    One Maritme Plaza, 20/th/ Floor
                    San Francisco California 94111
                    Attention: Karyn R. Smith Esq.
                    Facsimile No: 415 951 3699

                    and

                    Naschitz Brandes & Co., Advocates and Notaries
                    5 Tuval Street,
                    Tel Aviv, Israel
                    Attention: Sharon A. Amir
                    Facsimile: ++972-3-623-5005

          If to the Sellers:

                    Inventech Investment Company Ltd.,
                    Migdal Shalom Meir,
                    9 Achad Ha'am St.,
                    Tel Aviv, Israel
                    Attention: Akiva Mayer
                    Facsimile No.: ++972-3-5175275

                    With a copy to:
                    Safra, Schwartz & Co., Advocates
                    Clal Building Audim,
                    P.O. Box 58312 Tel Aviv, Israel
                    Attention: Michael Safra
                    Facsimile No: ++972-3-6489455

or to such other address or Person as Terayon or the Sellers' Representative, as the case may be, may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

   SECTION 12.5.    Amendment. This Agreement may be amended, modified or
                    ---------
supplemented at any time by mutual agreement of the parties hereto. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto.

   SECTION 12.6.    Governing Law; Jurisdiction. This Agreement shall be
                    ---------------------------
governed by and interpreted and enforced in accordance with the laws of the State of

Delaware as applied to contracts made and fully performed in such state. The Parties hereby submit to the exclusive jurisdiction of the state and federal courts in the state of Delaware, USA.

   SECTION 12.7.    No Benefit to Others. The representations, warranties,
                    --------------------
covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

   SECTION 12.8.    Severability. If any term or other provision of this
                    ------------
Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

   SECTION 12.9.    Section Headings. All section headings are for convenience
                    ----------------
only and shall in no way modify or restrict any of the terms or provisions hereof.

   SECTION 12.10.   Schedules and Exhibits. All Schedules and Exhibits referred
                    ----------------------
to herein are intended to be and hereby are specifically made a part of this Agreement.

   SECTION 12.11.   Counterparts. This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, and each of the Sellers and Terayon may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

   SECTION 12.12.   Section 236. In the event that Sellers holding in the
                    -----------
aggregate 10% or less of the issued and outstanding share capital of the Company on a fully-diluted basis (the "Non-Accepting Sellers") have not executed this Agreement concurrently with the execution hereof by each of the other Sellers, this Agreement shall nonetheless be in full force and effect and the Sellers and Terayon nonetheless agree to consummate the purchase and sale of the Shares held by all Sellers other than the Non-Accepting Sellers. Following the consummation hereof, Terayon may, if it so elects, take such action as necessary or desirable to acquire the Shares held by the Non-Accepting Sellers pursuant to Section 236 of the Israel Companies Ordinance, 1983 (the "Companies Ordinance"), and/or the Articles of Association of the Company and the transactions contemplated hereby shall be considered a "plan or contract" within the meaning of Section 236 of the Companies Ordinance.

   SECTION 12.13.    Termination. If the Closing shall not have occurred on or
                     -----------
before December 31, 1999, then this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing, provided, however, that the right to terminate this Agreement shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date. In the event of termination and abandonment of the transactions contemplated hereby pursuant to this Section 12.13, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the transactions shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (i) that the provision of this Section
12.13 shall remain in full force and effect and (ii) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

           [The remainder of this page is intentionally left blank]

   IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                              TERAYON COMMUNICATION SYSTEMS INC
                              ---------------------------------

                              By:  /s/ Zaki Rakib
                                  -----------------------------
                              Name:  Zaki Rakib
                                   ----------------------------
                              Title: CEO
                                    ---------------------------

                   ________________________________________
                   AKIVA MAYER, THE SELLER'S REPRESENTATIVE


RADWIZ LTD.                             INVENTECH INVESTMENT COMPANY LTD.

By: /s/ Adoram Gaash                    By: _____________________________
    ----------------------------
Name:   Adoram Gaash                    Name: ___________________________
      --------------------------
Title:  CEO                             Title: __________________________
       -------------------------

YEHUDA ZISAPEL                          ZOHAR ZISAPEL


________________________________        _________________________________

HOLLAND VENTURES III B.V.               JAFCO CO., LTD

By: Mr. Moshe Harel                     By: _____________________________
    ----------------------------
Name: __________________________        Name: ___________________________

Title: _________________________        Title: __________________________


D.M.N. Point Technologies Ltd.          COREX ISRAELI INDUSTRIES LTD.

By: ____________________________        By: _____________________________

Name: __________________________        Name: ___________________________

Title: _________________________        Title: __________________________


RONCHAL INVESTMENTS N.V.                CS TELECOM S.A..

By: Mr. Moshe Harel                     By: _____________________________
    ----------------------------
Name: __________________________        Name: ___________________________

Title: _________________________        Title: __________________________


ISAL AMLAT INVESTMENTS (1993) LTD.      BYNET DATA COMMUNICATIONS LTD.

By: ____________________________        By: _____________________________

Name: __________________________        Name: ___________________________

Title: _________________________        Title: __________________________

YOSEF ELIHAV, in trust for others       TRUSTEE for the Option Holders holding
                                        Vested Options under the Plan

________________________________        _________________________________

   IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                       TERAYON COMMUNICATION SYSTEMS INC
                       ---------------------------------

                       By:    __________________________

                              Name: _________________________

                              Title: ________________________

                   ________________________________________
                   AKIVA MAYER, THE SELLER'S REPRESENTATIVE


RADWIZ LTD.                             INVENTECH INVESTMENT COMPANY LTD.

By: ____________________________        By: ____________________________

Name: __________________________        Name: __________________________

Title: _________________________        Title: _________________________


YEHUDA ZISAPEL                          ZOHAR ZISAPEL

/s/ Yehuda Zisapel
--------------------------------        ________________________________

HOLLAND VENTURES III B.V.               JAFCO CO., LTD

By: Mr. Moshe Harel                     By: ____________________________
    ----------------------------
Name: __________________________        Name: __________________________

Title: _________________________        Title: _________________________


D.M.N. Point Technologies Ltd.          COREX ISRAELI INDUSTRIES LTD.

By: ____________________________        By: ____________________________

Name: __________________________        Name: __________________________

Title: _________________________        Title: _________________________


RONCHAL INVESTMENTS N.V.                CS TELECOM S.A..

By: Mr. Moshe Harel                     By: ____________________________
    ----------------------------
Name: __________________________        Name: __________________________

Title: _________________________        Title: _________________________


ISAL AMLAT INVESTMENTS (1993) LTD.      BYNET DATA COMMUNICATIONS LTD.

By: ____________________________        By: _____________________________

Name: __________________________        Name: ___________________________

Title: _________________________        Title: __________________________

YOSEF ELIHAV, in trust for others       TRUSTEE for the Option Holders holding
                                        Vested Options under the Plan

________________________________        _________________________________


ADORAM GAASH

___________________

   IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                       TERAYON COMMUNICATION SYSTEMS INC.
                       ----------------------------------

                       By: ______________________________

                           Name:_________________________

                           Title:________________________

                   ________________________________________
                   AKIVA MAYER, THE SELLER'S REPRESENTATIVE


RADWIZ LTD.                             INVENTECH INVESTMENT COMPANY LTD.

By: _____________________________       By: ____________________________

Name: ___________________________       Name: __________________________

Title: __________________________       Title: _________________________


YEHUDA ZISAPEL                          ZOHAR ZISAPEL

                                        /s/ Zohar Zisapel
_________________________________       --------------------------------

HOLLAND VENTURES III B.V.               JAFCO CO., LTD.

By: Mr. Moshe Harel                     By: ____________________________
    -----------------------------

Name: ___________________________       Name: __________________________

Title: __________________________       Title: _________________________


D.M.N. Point Technologies Ltd.          COREX ISRAELI INDUSTRIES LTD.

By: _____________________________       By: ____________________________

Name: ___________________________       Name: __________________________

Title: __________________________       Title: _________________________


RONCHAL INVESTMENTS N.V.                CS TELECOM S.A.

By:  Mr. Moshe Harel                    By: ____________________________

Name: ___________________________       Name: __________________________

Title: __________________________       Title: _________________________


ISAL AMLAT INVESTMENTS (1993) LTD.      BYNET DATA COMMUNICATIONS LTD.

By: _____________________________       By: ____________________________

Name: ___________________________       Name: __________________________

Title: __________________________       Title: _________________________

YOSEF ELIHAV, in trust for others       TRUSTEE for the Option Holders holding
                                        Vested Options under the Plan

_________________________________        _______________________________

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                              TERAYON COMMUNICATION SYSTEMS INC


                              By: ____________________________________
                                  Name:
                                  Title:

                              ________________________________________
                              AKIVA MAYER, THE SELLER'S REPRESENTATIVE


RADWIZ LTD.                                       INVENTECH INVESTMENT COMPANY
                                                  LTD.

By:____________________________                   By:___________________________
Name:__________________________                   Name:_________________________
Title:_________________________                   Title:________________________


YEHUDA ZISAPEL                                    ZOHAR ZISAPEL

_______________________________                   ______________________________


HOLLAND VENTURES III B.V.                         JAFCO CO., LTD

By: Mr. Moshe Harel                               By:___________________________
Name:__________________________                   Name:_________________________
Title:_________________________                   Title:________________________


D.M.N. Point Technologies Ltd.                    COREX ISRAELI INDUSTRIES LTD.

By:____________________________                   By:___________________________
Name:__________________________                   Name:_________________________
Title:_________________________                   Title:________________________


RONCHAL INVESTMENTS N.V.                          CS TELECOM S.A..

By:  Mr. Moshe Harel                              By:___________________________
Name:__________________________                   Name:_________________________
Title:_________________________                   Title:________________________


ISAL AMLAT INVESTMENTS (1993)                     BYNET DATA COMMUNICATIONS LTD.
LTD.

By:____________________________                   By: /s/ [ILLEGIBLE]
Name:__________________________                      ---------------------------
Title:_________________________                   Name:_________________________
                                                  Title:________________________

YOSEF ELIHAV, in trust for others                 TRUSTEE for the Option Holders
                                                  holding Vested Options under
                                                  the Plan

_______________________________                   ______________________________

ADORAM GAASH

____________

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                              TERAYON COMMUNICATION SYSTEMS INC


                              By:          _____________________________________
                                           Name:
                                           Title:
                              ________________________________________
                              AKIVA MAYER, THE SELLER'S REPRESENTATIVE


RADWIZ LTD.                                  INVENTECH INVESTMENT COMPANY
                                             LTD.

By:____________________________              By:________________________________
Name:__________________________              Name:______________________________
Title:_________________________              Title:_____________________________


YEHUDA ZISAPEL                               ZOHAR ZISAPEL

_____________                                ______________________


HOLLAND VENTURES III B.V.                    JAFCO CO., LTD

By:  Mr. Moshe Harel                         By:________________________________
Name:__________________________              Name:______________________________
Title:_________________________              Title:_____________________________


D.M.N. Point Technologies Ltd.               COREX ISRAELI INDUSTRIES LTD.

By:____________________________              By:________________________________
Name:__________________________              Name:______________________________
Title:_________________________              Title:_____________________________


RONCHAL INVESTMENTS N.V.                     CS TELECOM S.A..

By:  Mr. Moshe Harel                         By:________________________________
Name:__________________________              Name:______________________________
Title:_________________________              Title:_____________________________


ISAL AMLAT INVESTMENTS (1993)                BYNET DATA COMMUNICATIONS LTD.
LTD.

By:____________________________              By:________________________________
Name:__________________________              Name:______________________________
Title:_________________________              Title:_____________________________


YOSEF ELIHAV, in trust for others            TRUSTEE for the Option Holders
                                             holding Vested Options under the
                                             Plan

_______________________________              ___________________________________


ADORAM GAASH

/s/ Adoram Gaash
-------------------------------

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                    TERAYON COMMUNICATION SYSTEMS INC

                    By: _____________________________________
                        Name:
                        Title:

                    _________________________________________
                    AKIVA MAYER, THE SELLER'S REPRESENTATIVE


RADWIZ LTD.                             INVENTECH INVESTMENT COMPANY
                                        LTD.

By:_______________________________      By:_____________________________________
Name:_____________________________      Name:___________________________________
Title:____________________________      Title:__________________________________


YEHUDA ZISAPEL                          ZOHAR ZISAPEL

__________________________________      ________________________________________


HOLLAND VENTURES III B.V.               JAFCO CO., LTD

By:  Mr. Moshe Harel                    By: ____________________________________
Name:_____________________________      Name:___________________________________
Title:____________________________      Title:__________________________________


D.M.N. Point Technologies Ltd.          COREX ISRAELI INDUSTRIES LTD.

By:_______________________________      By:_____________________________________
Name:_____________________________      Name:___________________________________
Title:____________________________      Title:__________________________________


RONCHAL INVESTMENTS N.V.                CS TELECOM S.A..

By:  Mr. Moshe Harel                    By:_____________________________________
Name:_____________________________      Name:___________________________________
Title:____________________________      Title:__________________________________


ISAL AMLAT INVESTMENTS (1993)           BYNET DATA COMMUNICATIONS LTD.
LTD.

By:_______________________________      By:_____________________________________
Name:_____________________________      Name:___________________________________
Title:____________________________      Title:__________________________________

YOSEF ELIHAV, in trust for others       TRUSTEE for the Option Holders holding
                                        Vested Options under the Plan

/s/ Yosef Elihav                        /s/ Yosef Elihav
----------------------------------      ----------------------------------------


ADORAM GAASH

__________________________________

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                         TERAYON COMMUNICATION SYSTEMS INC

                         By: ____________________________________
                             Name:
                             Title:


                         ________________________________________
                         AKIVA MAYER, THE SELLER'S REPRESENTATIVE


RADWIZ LTD.                                  INVENTECH INVESTMENT COMPANY
                                             LTD.

By:_____________________________             By:________________________________
Name:___________________________             Name:______________________________
Title:__________________________             Title:_____________________________


YEHUDA ZISAPEL                               ZOHAR ZISAPEL

________________________________             ___________________________________


HOLLAND VENTURES III B.V.                    JAFCO CO., LTD

By:  Mr. Moshe Harel                         By:________________________________
Name:__________________________              Name:______________________________
Title:_________________________              Title:_____________________________


D.M.N. Point Technologies Ltd.               COREX ISRAELI INDUSTRIES LTD.

By:____________________________              By:________________________________
Name:__________________________              Name:______________________________
Title:_________________________              Title:_____________________________


RONCHAL INVESTMENTS N.V.                     CS TELECOM S.A

By:  Mr. Moshe Harel                         By:________________________________
Name:__________________________              Name:______________________________
Title:_________________________              Title:_____________________________

ISAL AMLAT INVESTMENTS (1993)                BYNET DATA COMMUNICATIONS LTD.
LTD.

By:____________________________              By:________________________________
Name:__________________________              Name:______________________________
Title:_________________________              Title:_____________________________

YOSEF ELIHAV, in trust for others            TRUSTEE for the Option Holders
                                             holding Vested Options under the
                                             Plan
/s/ Yosef Elihav
-------------------------------              ___________________________________


ADORAM GAASH

_______________________________

   IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                         TERAYON COMMUNICATION SYSTEMS INC

                         By: ____________________________________
                             Name:
                             Title:


                         ________________________________________
                         AKIVA MAYER, THE SELLER'S REPRESENTATIVE


RADWIZ LTD.                                  INVENTECH INVESTMENT COMPANY
                                             LTD.

By:_____________________________             By:________________________________
Name:___________________________             Name:______________________________
Title:__________________________             Title:_____________________________


YEHUDA ZISAPEL                               ZOHAR ZISAPEL

________________________________             ___________________________________


HOLLAND VENTURES III B.V.                    JAFCO CO., LTD

By:  Mr. Moshe Harel                         By:________________________________
Name:__________________________              Name:______________________________
Title:_________________________              Title:_____________________________


D.M.N. Point Technologies Ltd.               COREX ISRAELI INDUSTRIES LTD.

By:____________________________              By: /s/ Basil Selwin Gamsu
                                                --------------------------------
Name:__________________________              Name: BASIL SELWIN GAMSU
                                                   -----------------------------
Title:_________________________              Title: MANAGING DIRECTOR
                                                   -----------------------------


RONCHAL INVESTMENTS N.V.                     COMPAGNIE des SIGNAUX.

By:  Mr. Moshe Harel                         By:________________________________
Name:__________________________              Name:______________________________
Title:_________________________              Title:_____________________________

ISAL AMLAT INVESTMENTS (1993)                BYNET DATA COMMUNICATIONS LTD.
LTD.

By:____________________________              By:________________________________
Name:__________________________              Name:______________________________
Title:_________________________              Title:_____________________________

YOSEF ELIHAV, in trust for others            TRUSTEE for the Option Holders
                                             holding Vested Options under the
                                             Plan

_______________________________              ___________________________________


ADORAM GAASH

_______________________________

   IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                         TERAYON COMMUNICATION SYSTEMS INC


                         By:  _______________________________
                              Name:
                              Title:

                         ________________________________________
                         AKIVA MAYER, THE SELLER'S REPRESENTATIVE


RADWIZ LTD.                                  INVENTECH INVESTMENT COMPANY
                                             LTD.
By:___________________________
Name:_________________________               By:____________________________
Title:________________________               Name:__________________________
                                             Title:_________________________


YEHUDA ZISAPEL                               ZOHAR ZISAPEL

_______________                              _______________

HOLLAND VENTURES III B.V.                    JAFCO CO., LTD

By:  Mr. Moshe Harel                         By:____________________________
Name:_________________________               Name:__________________________
Title:________________________               Title:_________________________

D.M.N. Point Technologies Ltd.               COREX ISRAELI INDUSTRIES LTD.

By: /s/ David Binamowitoh                    By:____________________________
   ---------------------------               Name:__________________________
Name: David Binamowitoh                      Title:_________________________
     -------------------------
Title: C.E.O
      ------------------------

RONCHAL INVESTMENTS N.V.                     COMPAGNIE des SIGNAUX

By:  Mr. Moshe Harel                         By:____________________________
                                             Name:__________________________
Name:_________________________               Title:_________________________
Title:________________________

ISAL AMLAT INVESTMENTS (1993)                BYNET DATA COMMUNICATIONS LTD.
LTD.

By:____________________________              By:____________________________
Name:__________________________              Name:__________________________
Title:_________________________              Title:_________________________


YOSEF ELIHAV, in trust for others            TRUSTEE for the Option Holders
                                             holding Vested Options under the
                                             Plan
_______________________________
                                             _______________________________

ADORAM GAASH

___________________

   IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                         TERAYON COMMUNICATION SYSTEMS INC

                         By:  ________________________
                              Name:
                              Title:

                         ________________________________________
                         AKIVA MAYER, THE SELLER'S REPRESENTATIVE


RADWIZ LTD.                                  INVENTECH INVESTMENT COMPANY
                                             LTD.
By:____________________________
Name:__________________________              By:____________________________
Title:_________________________              Name:__________________________
                                             Title:_________________________

YEHUDA ZISAPEL                               ZOHAR ZISAPEL


______________                               ______________

HOLLAND VENTURES III B.V.                    JAFCO CO., LTD

By:  Mr. Moshe Harel                         By:____________________________
                                             Name:__________________________
Name: /s/ Moshe Harel                        Title:_________________________
     --------------------------
Title:_________________________

D.M.N. Point Technologies Ltd.               COREX ISRAELI INDUSTRIES LTD.

By:____________________________              By:____________________________
Name:__________________________              Name:__________________________
Title:_________________________              Title:_________________________

RONCHAL INVESTMENTS N.V.                     COMPAGNIE des SIGNAUX

By:  Mr. Moshe Harel                         By:____________________________
                                             Name:__________________________
Name: /s/ Moshe Harel                        Title:_________________________
     --------------------------
Title:_________________________

ISAL AMLAT INVESTMENTS (1993)                BYNET DATA COMMUNICATIONS LTD.
LTD
                                             By:____________________________
By:____________________________              Name:__________________________
Name:__________________________              Title:_________________________
Title:_________________________

YOSEF ELIHAV, in trust for others            TRUSTEE for the Option Holders
                                             holding Vested Options under the
_______________________________              Plan

                                             _______________________________
ADORAM GAASH

_____________

   IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                         TERAYON COMMUNICATION SYSTEMS INC


                         By:  ____________________________________
                              Name:
                              Title:

                          ________________________________________
                          AKIVA MAYER, THE SELLER'S REPRESENTATIVE


RADWIZ LTD.                                  INVENTECH INVESTMENT COMPANY
                                             LTD.
By:____________________________
Name:__________________________              By:____________________________
Title:_________________________              Name:__________________________
                                             Title:_________________________

YEHUDA ZISAPEL                               ZOHAR ZISAPEL

_______________                              ______________

HOLLAND VENTURES III B.V.                    JAFCO CO., LTD

By:  Mr. Moshe Harel                            /s/ Hitoshi Imuta
                                                ----------------------------
Name:__________________________              Name:  Hitoshi Imuta
                                                  --------------------------
Title:_________________________              Title: Managing Director
                                                   -------------------------

D.M.N. Point Technologies Ltd.               COREX ISRAELI INDUSTRIES LTD.

By:____________________________              By:____________________________
Name:__________________________              Name:__________________________
Title:_________________________              Title:_________________________

RONCHAL INVESTMENTS N.V.                     CS TELECOM S.A..

By:  Mr. Moshe Harel                         By:____________________________
Name:_________________________               Name:__________________________
Title:________________________               Title:_________________________

ISAL AMLAT INVESTMENTS (1993)                BYNET DATA COMMUNICATIONS LTD.
LTD.
                                             By:____________________________
By:____________________________              Name:__________________________
Name:__________________________              Title:_________________________
Title:_________________________

YOSEF ELIHAV, in trust for others            TRUSTEE for the Option Holders
                                             holding Vested Options under the
_______________________________              Plan

                                             _______________________________

ADORAM GAASH

____________

   IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                         TERAYON COMMUNICATION SYSTEMS INC


                         By:  ______________________________
                              Name:
                              Title:

                          /s/ A. Mayer
                         ----------------------------------------
                         AKIVA MAYER, THE SELLER'S REPRESENTATIVE


RADWIZ LTD.                               INVENTECH INVESTMENT COMPANY
                                          LTD.
By:____________________________
Name:__________________________           By: /s/ Inventure Investment Company
Title:_________________________              ---------------------------------
                                          Name: Inventure Investment Company
                                               -------------------------------
                                          Title:  C.E.O
                                                ------------------------------

YEHUDA ZISAPEL                            ZOHAR ZISAPEL

_______________                           ______________

HOLLAND VENTURES III B.V.                 JAFCO CO., LTD

By:  Mr. Moshe Harel                      By:_________________________________
Name: _________________________           Name:_______________________________
Title:_________________________           Title:______________________________

D.M.N. Point Technologies Ltd.            COREX ISRAELI INDUSTRIES LTD.

By:____________________________           By:_________________________________
Name:__________________________           Name:_______________________________
Title:_________________________           Title:______________________________

RONCHAL INVESTMENTS N.V.                  COMPAGNIE des SIGNAUX

By:  Mr. Moshe Harel                      By:_________________________________
Name: _________________________           Name:_______________________________
Title:_________________________           Title:______________________________

ISAL AMLAT INVESTMENTS (1993)             BYNET DATA COMMUNICATIONS LTD.
LTD.
                                          By:_________________________________
By:____________________________           Name:_______________________________
Name:__________________________           Title:______________________________
Title:_________________________

YOSEF ELIHAV, in trust for others         TRUSTEE for the Option Holders
                                          holding Vested Options under the
_______________________________           Plan

                                          ____________________________________
ADORAM GAASH

____________

   IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                         TERAYON COMMUNICATION SYSTEMS INC.

                         By:  _____________________________
                              Name:
                              Title:

                         ________________________________________
                         AKIVA MAYER, THE SELLER'S REPRESENTATIVE

RADWIZ LTD.                                    INVENTECH INVESTMENT COMPANY
                                               LTD.
By:_______________________________________
Name:_____________________________________     By:____________________________
Title:____________________________________     Name:__________________________
                                               Title:_________________________

YEHUDA ZISAPEL                                 ZOHAR ZISAPEL

_______________                                ______________

HOLLAND VENTURES III B.V.                      JAFCO CO., LTD

By:  Mr. Moshe Harel                           By:____________________________
Name:_____________________________________     Name:__________________________
Title:____________________________________     Title:_________________________

D.M.N. Point Technologies Ltd.                 COREX ISRAELI INDUSTRIES LTD.

By:_______________________________________     By:____________________________
Name:_____________________________________     Name:__________________________
Title:____________________________________     Title:_________________________

RONCHAL INVESTMENTS N.V.                       COMPAGNIE des SIGNAUX

By:  Mr. Moshe Harel                           By:____________________________
Name:_____________________________________     Name:__________________________
Title:____________________________________     Title:_________________________

ISAL AMLAT INVESTMENTS (1993)                  BYNET DATA COMMUNICATIONS LTD.
LTD.
                                               By:____________________________
By: /s/ Isal Arniat Investments (1993) Ltd.    Name:__________________________
   ---------------------------------------     Title:_________________________
Name: Hugo Chanta E Oded Kohen
     -------------------------------
Title: President and Vice President
      ------------------------------

YOSEF ELIHAV, in trust for others              TRUSTEE for the Option Holders
                                               holding Vested Options under the
_______________________________                Plan

                                               _______________________________
ADORAM GAASH

____________

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                         TERAYON COMMUNICATION SYSTEMS INC


                         By:  ___________________________________
                              Name:
                              Title:


                         ________________________________________
                         AKIVA MAYER, THE SELLER'S REPRESENTATIVE


RADWIZ LTD.                                  INVENTECH INVESTMENT COMPANY
                                             LTD.
By:____________________________
Name:__________________________
Title:_________________________              By:____________________________
                                             Name:__________________________
                                             Title:_________________________

YEHUDA ZISAPEL                               ZOHAR ZISAPEL

_______________                              _______________

HOLLAND VENTURES III B.V.                    JAFCO CO., LTD

By:  Mr. Moshe Harel                         By:____________________________
Name:__________________________              Name:__________________________
Title:_________________________              Title:_________________________

D.M.N. Point Technologies Ltd.               COREX ISRAELI INDUSTRIES LTD.

By:____________________________              By:____________________________
Name:__________________________              Name:__________________________
Title:_________________________              Title:_________________________

RONCHAL INVESTMENTS N.V.                     CS TELECOM S.A..

By:  Mr. Moshe Harel                         By: /s/ Armand Sibony
Name:__________________________                 ----------------------------
Title:_________________________              Name: Armand Sibony
                                                  --------------------------
                                             Title: Senior Vice President
                                                   --------------------------

ISAL AMLAT INVESTMENTS (1993)                BYNET DATA COMMUNICATIONS LTD.
LTD.

By:____________________________              By:____________________________
Name:__________________________              Name:__________________________
Title:_________________________              Title:_________________________

YOSEF ELIHAV, in trust for others            TRUSTEE for the Option Holders
                                             holding Vested Options under the
_______________________________              Plan

                                             _______________________________

ADORAM GAASH

____________